                                                                  EXHIBIT 4.2


                            HUNTWAY PARTNERS, L.P.,
                                   as Issuer

                                       TO

                       IBJ SCHRODER BANK & TRUST COMPANY,
                                   as Trustee





                          ___________________________


                    AMENDED AND RESTATED JUNIOR SUBORDINATED

                              DEBENTURE INDENTURE

                        Dated as of December 12, 1996

                          ___________________________

                               TABLE OF CONTENTS*




PRELIMINARY STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1


                                                          ARTICLE ONE

                                    DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION   . . . . . . . . . . . . . . .   1

Section 101.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                   "Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                   "Affiliate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                   "Aggregate Outstanding Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                   "Authorized Officer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                   "Business Day" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                   "Capital Lease," . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                   "Cash Equivalents" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                   "Closing Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                   "Collateral Agent" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                   "Collateralized Note Indenture"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                   "Commission" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                   "Company"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                   "Company Request" or "Company Order" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                   "Compliance Certificate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4





__________________________________

* This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

                   "Consolidated Capital Expenditures"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                   "Consolidated Current Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                   "Consolidated Current Liabilities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                   "Consolidated EBITDA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                   "Consolidated Interest Expense"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                   "Consolidated Net Income"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                   "Consolidated Net Working Capital" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                   "Contingent Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                   "Corporate Trust Office" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

                   "Current Market Value" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

                   "Defaulted Interest" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

                   "Depository Institution" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

                   "Distribution of Assets" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

                   "Environmental Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                   "Environmental Laws" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                   "ERISA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                   "ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                   "Event of Default" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                   "Facilities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                   "FASB" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                   "GAAP" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                   "General Partner"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                   "Governmental Authorization" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                   "Hazardous Materials"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                   "Grant"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                   "Holder" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                   "Huntway General Partners" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                   "Indebtedness,"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                   "Indenture"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                   "Intercreditor Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                   "Interest Accrual Period"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                   "Interest Payment Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                   "Interest Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                   "Letter of Credit Facility"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                   "Lien" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                   "Material Adverse Effect"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                   "Maturity",  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                   "Multiemployer Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                   "Officers' Certificate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                   "Opinion of Counsel" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                   "Outstanding," . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                   "Partnership Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                   "Paying Agent" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                   "Pension Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                   "Permitted Encumbrances" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                   "Person" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                   "Potential Event of Default" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                   "Predecessor Security" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                   "Proceeding" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                   "Redeemable Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                   "Redemption Date," . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                   "Redemption Price,"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                   "Regular Record Date," . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                   "Release"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                   "Replacement Letter of Credit Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                   "Representative" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                   "Reprise"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                   "Requisite Holders"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                   "Responsible Officer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                   "Restricted Junior Payment"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                   "Securities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                   "Security Register" and "Security Registrar" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                   "Senior Indebtedness"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                   "Senior Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                   "Senior Notes" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                   "Senior Notes (Other)" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                   "Senior Notes (Sunbelt IDB)" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                   "Special General Partner"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                   "Special Record Date," . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                   "Specified Senior Debt"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                   "Stated Maturity," . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                   "Subordinated Indebtedness"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                   "Subsidiary" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                   "Sunbelt"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                   "Sunbelt Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                   "Sunbelt General Partner"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                   "Sunbelt Managing General Partner" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                   "Sunbelt Partnership Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                   "Trust Estate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                   "Trust Indenture Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                   "Trustee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                   "UCC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                   "Unit Valuation Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                   "Units"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

Section 102.  Compliance Certificates and Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

Section 103.  Form of Documents Delivered to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

Section 104.  Acts of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

Section 105.  Notices to Trustee and Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

Section 106.  Notice to Holders; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

Section 107.  Conflict with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

Section 108.  Effect of Headings and Table of Contents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

Section 109.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

Section 110.  Separability Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

Section 111.  Benefits of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

Section 112.  Governing Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

Section 113.  Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

Section 114.  Amendment and Restatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

Section 115.  Obligations Non-recourse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21



                                                          ARTICLE TWO

                                                         SECURITY FORMS . . . . . . . . . . . . . . . . . . . . . . . . . .  21

Section 201.  Forms Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

Section 202.  Forms of Securities and Certificate of Authentication . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                                                         ARTICLE THREE

                                                         THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Section 301.  Title and Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Section 302.  Denominations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Section 303.  Execution, Authentication, Delivery and Dating  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Section 304.  Registration; Registration of Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

Section 305.  Mutilated, Destroyed, Lost and Stolen Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

Section 306.  Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 307.  Payment of Principal and Interest; Preservation of Rights . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 308.  Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

Section 309.  Computation of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                                                          ARTICLE FOUR

                                                           COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

Section 401.  Payment of Principal and Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

Section 402.  Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

Section 403.  Money for Security Payments to be Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

Section 404.  Maintenance of Existence; Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

Section 405.  Payment of Taxes and Other Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

Section 406.  Limitation on Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

Section 407.  Limitation on Restricted Junior Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

Section 408.  Limitation on Restrictions Affecting Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

Section 409.  Financial Statements and Other Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

Section 410.  Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

Section 411.  Restrictions on Acquisition of Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

Section 412.  Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

Section 413.  Maintenance of Properties and Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

Section 414.  Transactions with Partners and Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

Section 415.  Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

Section 416.  Waiver of Stay, Extension or Usury Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39





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

Section 417.  Limitation on Investments, Loans and Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

Section 418.  Limitation on Consolidated Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

Section 419.  Fundamental Changes Only on Certain Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

Section 420.  Contingent Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

Section 421.  Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

Section 422.  Grant of Lien to Secure Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

Section 423.  Environmental Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

                                                          ARTICLE FIVE

                                                     DEFAULTS AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . .  45

Section 501.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

Section 502.  Acceleration of Maturity; Rescission and Annulment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

Section 503.  Collection of Indebtedness and Suits for Enforcement by Trustee . . . . . . . . . . . . . . . . . . . . . . .  50

Section 504.  Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

Section 505.  Trustee May Enforce Claims Without Possession of Securities . . . . . . . . . . . . . . . . . . . . . . . . .  52

Section 506.  Application of Money Collected  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

Section 507.  Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

Section 508.  Unconditional Right of Holders to Receive Principal and Interest  . . . . . . . . . . . . . . . . . . . . . .  54

Section 509.  Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

Section 510.  Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

Section 511.  Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

Section 512.  Control by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

Section 513.  Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

Section 514.  Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

Section 515.  Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

Section 516.  Sale of Trust Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

Section 517.  Action on Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

                                                          ARTICLE SIX

                                                          THE TRUSTEE   . . . . . . . . . . . . . . . . . . . . . . . . . .  58

Section 601.  Certain Duties and Responsibilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

Section 602.  Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

Section 603.  Certain Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

Section 604.  Not Responsible for Recitals or Issuance of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

Section 605.  May Hold Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

Section 606.  Money Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

Section 607.  Compensation and Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

Section 608.  Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

Section 609.  Resignation and Removal; Appointment of Successor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

Section 610.  Acceptance of Appointment by Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

Section 611.  Merger, Conversion, Consolidation or Succession to Business . . . . . . . . . . . . . . . . . . . . . . . . .  64

Section 612.  Preferential Collection of Claims Against Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

Section 613.  Representations and Warranties of the Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

Section 614.  Co-Trustees and Separate Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

                                                         ARTICLE SEVEN

                                             HOLDERS' LISTS AND REPORTS BY TRUSTEE  . . . . . . . . . . . . . . . . . . . .  67

Section 701.  Company to Furnish Trustee Names and Addresses of Holders . . . . . . . . . . . . . . . . . . . . . . . . . .  67

Section 702.  Preservation of Information; Communications to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

Section 703.  Reports by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

                                                         ARTICLE EIGHT

                                                    SUPPLEMENTAL INDENTURES   . . . . . . . . . . . . . . . . . . . . . . .  70

Section 801.  Supplemental Indentures without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

Section 802.  Supplemental Indentures with Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

Section 803.  Execution of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

Section 804.  Effect of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

Section 805.  Conformity with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

Section 806.  Reference in Securities to Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

                                                          ARTICLE NINE

                                                    REDEMPTION OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . . .  73

Section 901.  Right of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

Section 902.  Applicability of Article  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

Section 903.  Election to Redeem; Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

Section 904.  Selection by Trustee of Securities to be Redeemed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

Section 905.  Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

Section 906.  Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

Section 907.  Securities Payable on Redemption Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

Section 908.  Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

                                                          ARTICLE TEN

                                                  SUBORDINATION OF SECURITIES   . . . . . . . . . . . . . . . . . . . . . .  76

Section 1001.  Securities Subordinate to Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

Section 1002.  Distributions Held in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

Section 1003.  Subordination Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

Section 1004.  Prompt Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

Section 1005.  Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

Section 1006.  Approval of Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

Section 1007.  Certain Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

Section 1008.  Certain Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

Section 1009.  Reliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

Section 1010.  No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

Section 1011.  Validity of Subordinated Indebtedness and Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . .  80

Section 1012.  Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

Section 1013.  Duties Limited . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

Section 1014.  Trustee to Effectuate Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

Section 1015.  Notice to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

Section 1016.  Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights . . . . . . . . .  82

Section 1017.  Article Applicable to Paying Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82


SIGNATURES

EXHIBIT A          Form of Junior Subordinated Debenture Due 2005

      AMENDED AND RESTATED JUNIOR SUBORDINATED DEBENTURE INDENTURE (this "Indenture"), dated as of ___________, 1996 between Huntway Partners, L.P., a Delaware limited partnership (the "Company"), and IBJ Schroder Bank & Trust Company, a New York banking corporation, trustee (the "Trustee").

                             PRELIMINARY STATEMENT

                 The Company has duly authorized the creation of an issue of its Junior Subordinated Debentures Due 2005 (hereinafter called the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms. All covenants and agreements made by the Company herein are for the equal and proportionate benefit and security of the Holders (as hereinafter defined) of the Securities. The Company is entering into this Indenture and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

                 The Collateral Agent, the holders of the Senior Notes, Fleet National Bank, as Trustee under the Collateralized Note Indenture and Bankers Trust Company, as issuer of letters of credit under that certain Letter of Credit and Reimbursement Agreement dated as of June 22, 1993 between Bankers Trust Company, Huntway Partners, L.P. and Sunbelt Refining Company, L.P., as amended, have entered into that certain Amended and Restated Intercreditor and Collateral Trust Agreement dated as of _____, 1996 (the "Intercreditor Agreement"), setting forth their respective rights with regard to their claims against the assets of the Company and of Sunbelt Refining Company, L.P.


                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                 Section 101.  Definitions.

                 For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                 (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                 (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                 (c) except as otherwise expressly provided in this Indenture, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP; financial statements and other information required to be delivered by the Company to the Trustee and the Holders pursuant to this Indenture shall be prepared in accordance with GAAP as in effect at the time of such preparation; calculations in connection with the definitions, covenants and other provisions of this Indenture, shall utilize accounting principles and policies in conformity with those used to prepare the financial statements contained in the Company's Annual Report on Form 10-K, for the year ended December 31, 1995; and

                 (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                 Certain terms, used principally in Articles Three, Four and Six, are defined in those Articles.

                 "Act" when used with respect to any Holder has the meaning specified in Section 104(a).

                 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Aggregate Outstanding Amount" means the aggregate principal amount of all the Securities Outstanding at the date of determination.

                 "Authorized Officer" means, (i) with respect to the Company, any president, vice president, secretary, treasurer, assistant vice president, assistant secretary or assistant treasurer of the Company or any partner or designated officer of the General Partner who is authorized to act for the Company in matters relating to, and binding upon, the Company and (ii) with respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Responsible Officer.

                 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York or California are authorized or obligated by law or executive order to close.

                 "Capital Lease," as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which would, in conformity with GAAP, be accounted for as a capital lease on the balance sheet of that Person.

                 "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within six months from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service; (iii) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Services; and
(iv) time deposits, certificates of deposit (whether or not Eurodollar in nature), bankers' acceptances, repurchase agreements, reverse repurchase agreements, Eurodollar time deposits maturing within one year or similar investments maturing within 12 months from the date of acquisition thereof issued by Bankers Trust Company.

                 "Closing Date" means the date of the initial issuance of the Securities.

                 "Collateral Agent" has the meaning specified in Section 1002.

                 "Collateralized Note Indenture" means the Amended and Restated Collateralized Note Indenture of even date herewith between the Company and the trustee named therein, pursuant to which the Senior Notes are issued, as amended, supplemented or modified from time to time.

                 "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                 "Company" means the Person named as the "Company" in the first paragraph of this instrument, until a successor corporation or partnership shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation or partnership.

                 "Company Request" or "Company Order" means a written request or order signed in the name of the Company by two Authorized Officers of the Company.

                 "Compliance Certificate" means a certificate executed by Authorized Officers of the Company who are authorized to certify as to the matters contained in such certificate.

                 "Consolidated Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including that portion of Capital Leases capitalized on the consolidated balance sheet of the Company and its Subsidiaries, excluding (i) the interest portion of Capitalized Leases to the extent not required to be capitalized and
(ii) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds received from third party insurers paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced) by the Company and its Subsidiaries during the relevant period that, in conformity with GAAP, should be included in the property, plant or equipment reflected in the consolidated balance sheet of the Company and its Subsidiaries.

                 "Consolidated Current Assets" means, as at any date of determination, the total assets of the Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP; provided that inventory shall continue to be valued on a last-in first-out basis and excluding non-current assets of Sunbelt which become current assets under GAAP solely by reason of the Company's decision to sell Sunbelt or its assets.

                 "Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of the Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, but in no event shall accrued interest be included in Consolidated Current Liabilities except for current portions of Indebtedness evidenced by the Senior Securities and the Securities.

                 "Consolidated EBITDA" means, for any period, the sum (without duplication) of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) to the extent Consolidated Net Income has been reduced thereby, amortization expense, depreciation expense and other non-cash expenses, and (v) other non-cash items reducing Consolidated Net Income less other non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

                 "Consolidated Interest Expense" means, for any period, interest expense with respect to all outstanding Indebtedness of the Company and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided that Consolidated Interest Expense shall not include (i) letter of credit fees and commissions on letters of credit issued by Bankers Trust Company (other than the letter of credit issued by Bankers Trust Company to support the Sunbelt Bonds), (ii) amortization of original issue discount or (iii) for purposes of Section 415, any interest not paid in cash.

                 "Consolidated Net Income" means, for any period, the net income (or loss) determined in conformity with GAAP of the Company and its Subsidiaries on a consolidated basis, consolidated in conformity with GAAP for such period taken as a single accounting period; provided that there shall be excluded (i) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person's assets are acquired by the Company or any of its Subsidiaries, (ii) the income (or loss) related to (x) any merger, consolidation, liquidation, winding up or dissolving of the Company or any of its Subsidiaries or (y) any conveyance, sale, lease, sub-lease, transfer or other disposition of all or any substantial part of the Company's or any Subsidiary's business or rights related thereto, property (whether leased or owned in fee) or fixed assets outside the ordinary course of business and (iii) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary; and provided further, that letter of credit fees and commissions on letters of credit issued by Bankers Trust Company (other than the letter of credit issued by Bankers Trust Company to support the Sunbelt Bonds) shall be treated as an operating expense in calculating Consolidated Net Income.

                 "Consolidated Net Working Capital" means, as at any date of determination, the excess of Consolidated Current Assets excluding cash and Cash Equivalents over Consolidated Current Liabilities.

                 "Contingent Obligation," as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation of another Person, including, without limitation, any such obligation directly or indirectly guarantied, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or sold on a recourse basis by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation, (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet item, level of income or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, or to provide collateral to secure payment of such obligation, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guarantied or otherwise supported.

                 "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at One State Street, New York, New York 10004, Attention: Corporate Trust Administration.

                 "Current Market Value" means in respect of the Units on any date of determination, the average of the daily market prices of Units for 20 consecutive Business Days commencing 30 days before such date of determination. The daily market price for each such Business Day shall be (a) the last sale price on such day on the principal stock exchange on which Units are then listed or admitted to trading, (b) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange, (c) if Units are not then listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (d) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or
(e) if there is no such firm, the fair value of a Unit as determined in good faith by the General Partner after consultation with an investment banking firm of recognized national standing.

                 "Defaulted Interest" has the meaning specified in Section
307(f).

                 "Depository Institution" means a depository institution as that term is defined at 12 U.S.C. Section 461(b)(1)(A), as amended, or any successor provision.

                 "Distribution of Assets" means any distribution of assets of the Company or any of its Subsidiaries of any kind or character, whether (i) a payment, purchase or other acquisition or retirement for cash, property or securities or (ii) by way of cancellation, forgiveness or offset of the Securities against any Indebtedness owed by the Holders to the Company or any of its Subsidiaries or (iii) payable or deliverable by reason of the payment of any other Indebtedness of the Company or any of its Subsidiaries being subordinated to the payment of the Securities and, in any case, shall include any assets of any kind or character received by the Holders in connection with the realization of security, if any, for the Securities.

                 "Disclosure Statement" means the Consent Solicitation and Disclosure Statement dated October __, 1996 relating to the Plan.

                 "Effective Date" means the "Effective Date" as defined in the Plan.

                 "Environmental Claim" means any written accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to the Company, any of its Subsidiaries, any of their respective Affiliates or any Facility.

                 "Environmental Laws" means all statutes, ordinances, orders, rules, regulations or decrees and similar provisions having the force and effect of law relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or safety, in any manner applicable to the Company or any of its Subsidiaries or any or their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act ( 33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "ERISA Affiliate," as applied to any Person, means (i) any corporation that is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that person is, or was at any time, a member, (ii) any trade or business (whether or not incorporated) that is, or was at any time, a member of a group of trades or businesses under common control within the meaning of
Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member.

                 "Event of Default" has the meaning specified in Section 501.

                 "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

                 "FASB" means Statements of the Financial Accounting Standards Board.

                 "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

                 "General Partner" means Huntway Managing Partner, L.P., a Delaware limited partnership, and its permitted successors and assigns.

                 "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

                 "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "infectious waste," "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws;
(ii) any oil, petroleum, petroleum fraction or petroleum derived substance;
(iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation;
(viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities.

                 "Grant" means to grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm.

                 "Holder" means a Person in whose name a Security is registered in the Security Register.

                 "Huntway General Partners" means the General Partner, the Special General Partner, and any other Person made a general partner pursuant to the terms of the Partnership Agreement.

                 "Indebtedness," without duplication, means (a) any liability of any Person (i) for borrowed money, or under any reimbursement obligation relating to a letter of credit or a bankers' acceptance, or (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation given in connection with the acquisition of any businesses, properties or assets of any kind, other than a trade payable or a current liability arising in the ordinary course of business), or (iii) for the payment of money with respect to a Capital Lease, or (iv) in respect of an interest rate, currency, commodity or other hedge or protection arrangement; (b) any guarantee with respect to Indebtedness (of the kind otherwise described in this definition) of another Person; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above.

                 "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

                 "Intercreditor Agreement" has the meaning set forth in the Preliminary Statement of this Indenture.

                 "Interest Accrual Period" means with respect to any Interest Payment Date, the period commencing on the immediately preceding Interest Payment Date (or commencing on January 1, 1996 in the case of the first Interest Payment Date) and ending on the day immediately preceding such Interest Payment Date.

                 "Interest Payment Date" means December 31 of each year commencing on December 31, [1996].

                 "Interest Rate" means the annual rate at which interest accrues on the Securities, as specified in Section 301 and in the terms of the Securities.

                 "Letter of Credit Facility" means the Letter of Credit and Reimbursement Agreement, dated as of June 22, 1993, between the Company and Bankers Trust Company, as amended by that certain First Amendment to Letter of Credit and Reimbursement Agreement dated as of _____, 1996, and as such agreement may be further amended from time to time and any successor, substitute or replacement letter of credit facility including, without limitation, any Replacement Letter of Credit Agreement.

                 "Lien" means any mortgage, pledge, hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement), any Capital Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement (other than notice filings not perfecting a security interest) under the UCC or comparable law of any jurisdiction in respect of any of the foregoing.


                 "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or
(ii) the impairment of the ability of the Company to perform, or of the Trustee or the Holders to enforce the obligations represented by this Indenture and the Securities.

                 "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether pursuant to Section 307, at the Stated Maturity thereof or by declaration of acceleration, call for redemption or otherwise.

                 "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for employees of the Company or any ERISA Affiliate of the Company.

                 "Officers' Certificate" means a certificate signed on behalf of the Company by two Authorized Officers.

                 "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Trustee.

                 "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                 (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; and

                 (b) Securities, or portions thereof, for whose redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities to the extent permitted by the terms hereof; provided that notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                 (c) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee that (i) the pledgee has a right to so act with respect to such Securities, (ii) the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor, and (iii) the pledge is permitted hereunder.

                 "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Huntway Partners, L.P. dated as of November 9, 1988, 1996, among the General Partner and each of the other partners named therein, as amended through and including the date hereof and as further amended or restated from time to time to the extent permitted under Section 419.

                 "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.

                 "Pension Plan" means any employee plan which is subject to the provisions of Title IV of ERISA and which is maintained for employees of the Company or any ERISA Affiliate of the Company, other than a Multiemployer Plan.

                 "Permitted Encumbrances" means the following types of Liens:

                          (i) Liens (other than any Lien imposed by ERISA) for taxes (including Liens for real property taxes), assessments or governmental charges or governmental claims the payment of which is not at the time required by Section 405;

                          (ii) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                          (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                          (iv) Any attachment or judgment Lien not in excess of $100,000 (exclusive of any amount adequately covered by insurance as to which the insurance company has acknowledged coverage) and any other attachment or judgment lien unless the judgment it secures shall, within 45 days after the entry thereof, not have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 45 days after the expiration of any such stay;

                          (v) Leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries;

                          (vi) Easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                          (vii) Liens arising from UCC financing statements regarding leases permitted by this Agreement;

                          (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                          (ix) Liens securing obligations not in excess of $50,000 in aggregate outstanding amount arising from automobile and personal property leases; and

                          (x) Liens arising from indebtedness permitted under Section 406(e).

                 "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Plan" means the Plan of Reorganization in the chapter 11 case of the Company confirmed by the Honorable _____, United States Bankruptcy Judge for the united States Bankruptcy Court for the District of ______, in case no. _____, by order entered ______, 1996, as such plan has been amended prior to the Effective Date.

                 "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

                 "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 305 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

                 "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

                 "Redeemable Securities" means any Securities that are by their terms or otherwise required to be repurchased or redeemed prior to the Stated Maturity of the Securities, or are repurchaseable or redeemable at the option of the Company at any time prior to the Stated Maturity of the Securities.

                 "Redemption Date," when used with respect to any Securities to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                 "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

                 "Regular Record Date," for the interest payable on any Interest Payment Date, means the December 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

                 "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

                 "Replacement Letter of Credit Agreement" has the meaning assigned thereto in the Collateralized Note Indenture.

                 "Representative" means, with respect to the Letter of Credit Facility, Bankers Trust Company, and with respect to any Senior Indebtedness arising under the Collateralized Note Indenture, the trustee named in the Collateralized Note Indenture.

                 "Reprise" means Reprise Holdings, Inc., a Texas corporation, or any successor corporation, the sole general partner of the General Partner and the sole general partner of the Special General Partner.

                 "Requisite Holders" means the Holders of a majority of the Aggregate Outstanding Amount of Securities.

                 "Responsible Officer" when used with respect to the Trustee means any officer (or other employee authorized to sign documents) assigned to the Corporate Trust Office and also means, with respect to any particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

                 "Restricted Junior Payment" means any distribution, direct or indirect, whether in cash or other property on account of (i) the units of ownership in the Company or any other partnership interest in the Company or dividend, distribution or similar payment, redemption, purchase, retirement or other acquisition for value, direct or indirect, of any units of ownership in the Company or any other partnership interest in the Company and (ii) warrants, options or other rights to acquire units of ownership in the Company in order to retire, or to obtain the surrender of, such securities.

                 "Securities" means the Company's Junior Subordinated Debentures Due 2005 issued and outstanding pursuant to this Indenture.

                 "Security Register" and "Security Registrar" have the meanings specified in Section 304.

                 "Senior Indebtedness" means (i) all unreimbursed drawings with respect to letters of credit issued or amended (or deemed issued or amended) under the Letter of Credit Facility, interest accrued or accruing thereon both before and after the date of filing a petition in any bankruptcy, insolvency, arrangement, reorganization or receivership proceedings, whether or not allowed as a claim in such case or proceeding (in accordance with and at the contract rate), any commitment, commission, facility and other fees payable under the Letter of Credit Facility and any other amounts due under the Letter of Credit Facility, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, now existing or hereafter arising, (including, without limitation, amounts for which Bankers Trust Company (or any successor lender under the Letter of Credit Facility) is entitled to reimbursement pursuant to the Letter of Credit Facility in respect of letters of credit or otherwise) (and including any post-petition loans after the filing of a petition in bankruptcy); (ii) the principal of the Senior Securities, interest accrued or accruing thereon both before and after the date of filing a petition in bankruptcy, insolvency, arrangement, reorganization or receivership proceedings, whether or not allowed as a claim in such case or proceeding (in accordance with and at the contract rate) and any and all other amounts due under the Senior

Securities and the Collateralized Note Indenture, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, now existing or hereafter arising (including, without limitation, amounts for which the holders of the Senior Securities or the trustees under the Collateralized
Note Indenture are entitled to reimbursement under the terms of the Senior Securities or such indenture); (iii) any refundings, renewals or extensions of any Indebtedness or other obligation described in clauses (i) and (ii) above provided that the term of any such refunding, renewal or extension shall in no event expire after December 31, 2005; and (iv) all expenses, indemnifications and attorneys' fees for which the Company is now or hereafter becomes liable to pay to any holder of Senior Indebtedness.

                 "Senior Securities" means the Senior Notes.

                 "Senior Notes" means the Senior Notes (Other) and the Senior Notes (Sunbelt IDB).

                 "Senior Notes (Other)" means the Company's 12% Senior Secured Notes (Other) Due 2005 issued and outstanding pursuant to the Collateralized
Note Indenture (including any Secondary Securities (as such term is defined in such indenture) but excluding the Senior Notes (Sunbelt IDB)).

                 "Senior Notes (Sunbelt IDB)" means the Company's 12% Senior Secured Notes (Sunbelt IDB) Due 2005 issued and outstanding pursuant to the Collateralized Note Indenture.

                 "Special General Partner" means Huntway Holdings, L.P., a Delaware limited partnership.

                 "Special Record Date," for the payment of any Defaulted Interest, means a date fixed by the Trustee pursuant to Section 307.

                 "Specified Senior Debt" means (a) any Senior Indebtedness at any time arising under the Letter of Credit Facility and (b) any Senior Indebtedness at any time arising under the Collateralized Note Indenture. For purposes of this definition, a refinancing of any Specified Senior Debt shall be treated as Specified Senior Debt only if it ranks or would rank pari passu with the Indebtedness refinanced.

                 "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security (disregarding any mandatory redemption payments required by the terms of this Indenture) or such installment of interest is due and payable (or accrued and added to principal, as herein provided).

                 "Subordinated Indebtedness" means all Indebtedness of the Company or its Subsidiaries to the Holders now or hereafter existing (whether created directly or acquired by assignment or otherwise), including, but not limited to, all Indebtedness of the Company pursuant to this Indenture and the Securities, and interest thereon and other amounts payable in respect thereof.

                 "Subsidiary" means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of stock or partnership interests entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof, and references herein to Subsidiaries of the Company, the Company and its Subsidiaries or other similar references shall include Sunbelt unless otherwise excluded.

                 "Sunbelt" means Sunbelt Refining Company, L.P., a Delaware limited partnership, the sole general partner of which is the Company.

                 "Sunbelt Bonds" means the $8,600,000 aggregate principal amount of Variable/Fixed Rate Demand Industrial Development Revenue Bonds, Series 1988 (Sunbelt Refining Company, L.P. Project) issued pursuant to that certain Indenture of Trust, dated as of August 1, 1988, between The Industrial Development Authority of the County of Pinal and Dai-Ichi Kangyo Bank of California.

                 "Sunbelt General Partner" means the Company, the Sunbelt Managing General Partner and any other Person made a general partner pursuant to the terms of the Sunbelt Partnership Agreement.

                 "Sunbelt Managing General Partner" means the general partner of Sunbelt which (i) owns at least 51% of the profit participation percentages of Sunbelt, and (ii) exercises management powers with respect to Sunbelt.

                 "Sunbelt Partnership Agreement" means that certain agreement of limited partnership dated as of October 5, 1988 between the Sunbelt General Partner and the limited partners named therein, as such agreement may be amended from time to time to the extent permitted by Section 419, or otherwise with the consent of the Requisite Holders, which consent in such other cases will not be unreasonably withheld.

                 "Support Agreement" means that certain letter agreement dated July 22, 1996 by and among Huntway Partners, L.P., Bankers Trust Company, Huntway Holdings, L.P., Massachusetts Mutual Life Insurance Company, Mellon Bank, N.A., Oppenheimer & Co., Inc., First Chicago Equity Corporation and Madison Dearborn Partners III.

                 "Trust Estate" has the meaning specified in Section 422.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 805.

                 "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                 "UCC" means the Uniform Commercial Code of the States of New York, California or Arizona, as the context requires.

                 "Unit Valuation Date" means (i) with respect to the first Interest Payment Date following the Closing Date, a date selected by the Company that is not less than 15 days before and not more than 30 days before such Interest Payment Date and (ii) with respect to each Interest Payment Date thereafter, December 1, 1997 and each 12 month anniversary thereof.

                 "Units" has the meaning specified in Section 501(e).


                 Section 102.  Compliance Certificates and Opinions.

                 Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee a Compliance Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants the compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                 Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

                 (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                 (b) a brief statement as to the nature and scope of the examination or investigation, if any, upon which the statements or opinions contained in such certificate or opinion are based;

                 (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with and, in the case of any statement regarding compliance with Section 415 of this Indenture, detailed computations in support of the statements made; and

                 (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                 Section 103.  Form of Documents Delivered to Trustee.

                 In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                 Any certificate or opinion of an Authorized Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which the certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                 Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                 Section 104.  Acts of Holders.

                 (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein or therein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                 (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

                 (c) The ownership of Securities shall be proved by the Security Register.

                 (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security or Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                 Section 105.  Notices to Trustee and Company.

                 Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                 (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration (with a copy thereof to the Company at the address specified in Section 105(b)), or at any other address previously furnished in writing to the Company and each Holder by the Trustee; or

                 (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose (except as provided in Section 501(b)) hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at 25129 The Old Road, Suite 322, Newhall, California 91381, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company.

                 Section 106.  Notice to Holders; Waiver.

                 Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                 In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

                 Section 107.  Conflict with Trust Indenture Act.

                 From such time as the Trust Indenture Act is applicable hereto, if any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

                 Section 108.  Effect of Headings and Table of Contents.

                 The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                 Section 109.  Successors and Assigns.

                 All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                 Section 110.  Separability Clause.

                 In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 Section 111.  Benefits of Indenture.

                 Nothing in this Indenture or in the Securities, except as expressly set forth herein and therein, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

                 Section 112.  Governing Laws.

                 This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

                 Section 113.  Legal Holidays.

                 In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal payable in cash need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity; provided, however, that interest shall accrue with respect to any such principal payment (at the rate applicable to the Securities during the period of such extension as herein provided) for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the next succeeding Business Day, and shall be payable on such next succeeding Business Day.

                 Section 114.  Amendment and Restatement.

                 This Indenture amends, restates and supersedes in its entirety the Junior Subordinated Debenture Indenture, dated as of June 22, 1993, as amended, between the Company and the Trustee.

                 Section 115.  Obligations Non-recourse.

                 Except as may be otherwise agreed in writing, the Huntway General Partners shall not be liable for the obligations of the Company under this Indenture and the Securities.

                                  ARTICLE TWO

                                 SECURITY FORMS

                 Section 201.  Forms Generally.

                 The Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article and attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the

Authorized Officer of the Company executing such Securities, as evidenced by his or her execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the Authorized Officer of the Company executing such Securities, as evidenced by his or her execution of such Securities.

                 Section 202. Forms of Securities and Certificate of Authentication.

                 The Securities shall be in substantially the form attached hereto as Exhibit A, and the form of the Trustee's certificate of authentication shall be in the form provided in such Exhibit, which is incorporated in, and made a part of, this Indenture.


                                 ARTICLE THREE

                                 THE SECURITIES

                 Section 301.  Title and Terms.

                 The aggregate original principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $2,070,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to
Section 304, 305, 307, 806 or 908. The Securities shall be known and designated as the "Junior Subordinated Debentures Due 2005" of the Company. Their Stated Maturity shall be December 31, 2005, and they shall bear interest prior to default, from the later of January 1, 1996 or the most recent date through which interest has been paid thereon at a rate of 12% per annum. The interest rate in effect with respect to the Securities is subject to increase as provided in Sections 503 and 515. The Securities shall be redeemable as provided in Article Nine.

                 Section 302.  Denominations.

                 The Securities shall be issuable in registered form in minimum denominations (except for Secondary Securities) of $50,000 and integral multiples of $100,000 in excess thereof and one or more Securities in such denomination as may be necessary to represent the remainder of the initial aggregate principal amount of the Securities. In each case, such principal amounts shall be expressed in terms of the principal amounts thereof at the Closing Date.

                 Section 303.  Execution, Authentication, Delivery and Dating.

                 The Securities shall be executed on behalf of the Company by an Authorized Officer of the Company. The signature of such Authorized Officer on the Securities may be manual or facsimile. Securities bearing the manual or facsimile signature of any individual who at the time of execution of the Securities was authorized to act on behalf of the Company in executing instruments shall bind the Company, notwithstanding that such individual may have ceased to be authorized to act in such capacity prior to the authentication and delivery of such Securities or did not possess such authorization at the date of such Securities.

                 At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

                 Each Security authenticated and delivered by the Trustee upon a Company Order on the Closing Date shall be dated as of the Closing Date. All other Securities that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

                 No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

                 Section 304.  Registration; Registration of Transfer and
Exchange.

                 The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 402 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided. The Trustee may resign as Securities Registrar at any time upon 30 days written notice to the Company. Upon any resignation or removal of the Security Registrar, the Company shall promptly appoint a successor with the approval of the Requisite Holders or, in the absence of such approval, assume the duties of Security Registrar until a successor shall have been approved, and notify the Holders of such action.

                 If a Person other than the Trustee is appointed by the Company as Security Registrar, the Company will give the Trustee prompt written notice of the appointment of such

Security Registrar and of the location, and any change in the location, of the Security Register, and the Trustee shall have the right to inspect the Security Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Security Registrar by an Authorized Officer thereof as to the names, addresses, wiring instructions and taxpayer identification numbers of the Holders of the Securities and the principal amounts and numbers of such Securities.

                 Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 402, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount.

                 At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

                 All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                 Every Security presented or surrendered for registration of transfer, or for exchange or redemption shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing.

                 No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 806 or 908 not involving any transfer.

                 The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 904 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

                 Section 305.  Mutilated, Destroyed, Lost and Stolen
Securities.

                 If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of a Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                 In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

                 Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                 Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                 The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                 Section 306.  Persons Deemed Owners.

                 Prior to, and at the time of, due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                 Section 307. Payment of Principal and Interest; Preservation of Rights.

                 (a) The Securities shall accrue interest (prior to default) during each Interest Accrual Period at the Interest Rate specified in
Section 301, and until payment in full of the principal amount of and all accrued interest (including Secondary Securities, as defined in the Collateralized Note Indenture, issued with respect thereto) on the Senior Securities, accrued interest on each Security (including, without limitation, Default Interest) shall not be paid in cash but shall instead be paid solely through the issuance on each Interest Payment Date of Units with an aggregate Current Market Value measured as of the Unit Valuation Date immediately preceding such Interest Payment Date equal to the amount of accrued but unpaid interest. The Company shall notify the Trustee in writing prior to any redemption in full of the Senior Notes. After the principal amount of and accrued interest (including Secondary Securities, as defined in the Collateralized Note Indenture, issued with respect thereto) on the Senior Securities has been paid in full, interest accrued on each Security shall be due and payable in cash on each Interest Payment Date until payment in full of each Security. If the final payment in full of the principal amount of and all accrued interest (including Secondary Securities, as defined in the Collateralized Note Indenture, issued with respect thereto) on the Senior Securities does not fall on an Interest Payment Date, then interest accrued to the date of such payment shall be paid through issuance of Units with an aggregate Current Market Value measured as of the Unit Valuation Date immediately preceding such Interest Payment Date and interest accrued after such date shall be paid in cash, with such issuance and payment to be made on
the next Interest Payment Date.   Each issuance of Units in lieu of the payment
interest in cash on the Securities shall be made pro rata with respect to the Outstanding Securities. To the extent lawful and enforceable, interest on Defaulted Interest and interest on the principal amount of Securities shall accrue at the applicable Interest Rate, as increased pursuant to Sections 503 and 515.

                 (b) The principal of the Securities shall be payable in accordance with subsection (c) below but in no event later than the Stated Maturity thereof as specified in Section 301 unless the unpaid principal of such Securities becomes due and payable at an earlier date by declaration of acceleration or otherwise. The Company shall not pay any principal payments with respect to the Securities until the accrued interest (including Secondary Securities, as defined in the Collateralized Note Indenture) on and the principal amount of the Senior Securities has been paid in full.

                 (c) On the Stated Maturity, the Company shall pay to the Holders the accrued and unpaid interest on and the principal amount of the Outstanding Securities. Payments made toward the Outstanding principal amount of the Securities pursuant to this subsection (c) shall be applied ratably without preference or priority of any kind among such Securities.

                 (d) Except as set forth above with respect to payment by issuance of Units, interest and principal on each Security shall be payable by wire transfer to a United States dollar account maintained by the Holder of such Security at a Depository Institution in the United States as reflected on the Security Register. Interest and principal on each Security shall be paid by the Paying Agent from the amounts made available therefor by the Company. In the case of the Maturity of a Security, the Trustee, in the name and at the expense of the Company, shall notify the Person entitled thereto at its address as it appears on the Security Register that such Security is to be paid in full. Such notice shall be mailed as soon as practicable, and in any event no later than the tenth day prior to the Maturity of such Security and shall specify the place where such Security may be presented and surrendered for final payment. The Company, with the prior consent of the Trustee, may, but shall not be obligated to, adopt any other method of payment requested by a Holder.

                 (e) Subject to Section 307(a), the Holders as of the Regular Record Date in respect of an Interest Payment Date shall be entitled to the interest accrued and payable on such Interest Payment Date. Payments of principal (and interest, in cases where the amount of interest which is being paid is less than the amount of interest which has accrued) to such Holders shall be made in the proportion that the unpaid principal balance of the Securities registered in the name of each such Holder on such Regular Record Date bears to the Aggregate Outstanding Amount of all Securities on such Regular Record Date. Any such payments that are returned to the Paying Agent shall be held for payment as herein provided at the office or agency of the Company to be maintained as provided in Section 402.

                 (f) Any interest on any Security which is payable, but is not punctually paid or duly provided for (including, without limitation, provision by issuance of Units), on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may, unless the Trustee shall have made demand therefor as provided in the Securities and Section 503 hereof and fixed a Special Record Date for payment thereof, be paid by the Company (subject to Section 307(a)), at its election in each case, as provided in subsection (1) or (2) below:

                 (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money (if payment of interest on the Securities in Cash is at such time permitted hereunder) or Unit, equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this subsection. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (2).

                 (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee; provided that any such payment made before payment in full of the principal amount of and all accrued interest (including Secondary Securities, as defined in the Collateralized Note Indenture) on the Senior Securities is made solely with Units and not in cash.

         (g) Not later than 10 days after each Unit Valuation Date, the Company shall deliver to the Trustee and the Holders a certificate showing the calculation of the Current Market Value for Units on such date and indicate the aggregate number of Units issuable on the Interest Payment Date.

         (h) The Company will deliver to the Trustee an Officer's Certificate within 3 Business Days after each Interest Payment Date stating (i) the number of Units received by each Holder and (ii) that each Holder has received such number of Units to which such Holder was entitled.

                 Section 308.  Cancellation.

                 All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.

                 Section 309.  Computation of Interest.

                 Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days which have elapsed.

                                  ARTICLE FOUR

                                   COVENANTS

                 Section 401.  Payment of Principal and Interest.

                 The Company will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture.

                 Section 402.  Maintenance of Office or Agency.

                 The Company will maintain an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities may be served. The office of the Trustee at the Corporate Trust Office of the Trustee shall be such office or agency of the Company.

                 Section 403.  Money for Security Payments to be Held in Trust.

                 If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee in writing of its action or failure to so act.

                 If the Company is not the Paying Agent, the Company will, by 11:00 a.m. Eastern Standard Time on each due date of the principal of or interest on any Securities, which by the terms of this Indenture require a cash payment, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of such action or any failure to so act.

                 The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                 (a) hold all sums held by it for the payment of the principal of or interest on Securities in trust for the benefit of the persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                 (b) promptly give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal or interest; and

                 (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                 To the extent permitted by the terms of this Indenture, the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent and the Company shall be released from all further liability with respect to such money.

                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall upon receipt of a Company Request be paid to the Company, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company. The Trustee or Paying Agent shall not be required to invest funds held by it unless requested by the Company in writing. The Trustee shall not be responsible for any losses on such investment.

                 Section 404.  Maintenance of Existence; Compliance with Laws.

                 The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its partnership existence and the corporate or partnership existence, as the case may be, of each Subsidiary and all rights, privileges, franchises, permits, licenses, patents, patent rights and other authority which if not so preserved or kept in full force and effect would have a Material Adverse Effect, provided that the foregoing provisions of this Section 404 shall not prevent any transaction permitted by
Section 419. The Company and its Subsidiaries will at all times conduct their business in an orderly manner without voluntary interruption and shall exercise all reasonable diligence in order to comply with the requirements of all material applicable laws, rules, regulations, licenses, permits and orders of any governmental authority, noncompliance with which could materially and adversely affect the business, properties, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

                 Section 405.  Payment of Taxes and Other Claims.

                 (a) The Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, material and supplies) of sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereof; provided that no such charge or claim need be paid if being contested in good faith by appropriate Proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

                 (b) The Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than its Subsidiaries and Reprise).

                 Section 406.  Limitation on Indebtedness.

                 After the Company has paid in full the principal of and all accrued interest (including Secondary Securities, as defined in the Collateralized Note Indenture issued with respect thereto) on the Senior Securities, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                 (a) The Company may become and remain liable with respect to the Letter of Credit Facility;

                 (b) Sunbelt may remain liable with respect to the Sunbelt Bonds so long as it continues to own the property described in Exhibit A to the Collateralized Note Indenture as the Pinal Property;

                 (c) The Company and its Subsidiaries may become and remain liable with respect to the Securities;

                 (d) The Company and its Subsidiaries may become and remain liable with respect to intercompany loans and advances among the Company and its wholly-owned Subsidiaries, between the Company and Sunbelt, in an aggregate amount not to exceed $100,000 and all intercompany loans and advances between the Company and any Subsidiary reflected on the balance sheet of the Company dated December 31, 1995;

                 (e) The Company and its Subsidiaries may become and remain liable with respect to additional letters of credit issued to support crude oil purchases and exchanges;

                 (f) The Company and its Subsidiaries may become and remain liable with respect to hedging agreements relating to the price of crude oil in an amount not to exceed $1,500,000;

                 (g) The Company may become and remain liable with respect to Indebtedness the proceeds of which are used solely to pay for capital expenditures permitted under clause (a) of Section 418;

                 (h) The Company may become and remain liable with respect to unsecured Indebtedness in an aggregate principal amount not to exceed $2,000,000; provided that all such Indebtedness is repaid in full by December 31, 1996;

                 (i) After (i) the cancellation or expiration of all commitments to issue, renew or extend letters of credit under the Letter of Credit Facility (other than with respect to the IDB Letter of Credit), (ii) the cancellation or termination of all letters of credit issued under the Letter of Credit Facility (other than the IDB Letter of Credit) and (iii) the payment in full of all amounts owed under or in respect of all letters of credit issued under the Letter of Credit Facility (other than the IDB Letter of Credit), the Company may become and remain liable with respect to the Replacement Letter of Credit Agreement;

                 (j) in addition to Indebtedness permitted by clauses (a) through (i) above, the Company and its Subsidiaries may become and remain liable with respect to Indebtedness in an amount not to exceed $500,000 in the aggregate at any one time.

                 Section 407.  Limitation on Restricted Junior Payments.

                 After the Company has paid in full the principal of and all accrued interest (including Secondary Securities, as defined in the Collateralized Note Indenture issued with respect thereto) on the Senior Securities, the Company and its Subsidiaries will not, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment prior to the payment in full of the principal of and interest on the Securities.

                 Section 408.  Limitation on Restrictions Affecting
Subsidiaries.

                 After the Company has paid in full the principal of and all accrued interest (including Secondary Securities, as defined in the Collateralized Note Indenture issued with respect thereto) on the Senior Securities, the Company will not, and will not permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (a) pay dividends or make any other distribution on any of such Subsidiary's capital stock or partnership interests owned by the Company or any Subsidiary of the Company, (b) pay any Indebtedness owed to the Company or any other Subsidiary of the Company, (c) make loans or advances to the Company or any other Subsidiary of the Company or (d) transfer any of its property or assets to the Company or any other Subsidiary of the Company.

                 Section 409.  Financial Statements and Other Reports.

                 The Company will maintain a system of accounting established and administered in accordance with past sound business practices to permit preparation of financial statements in conformity with GAAP. The Company will deliver to the Trustee and the Holders:

                 (a) as soon as practicable, and in any event within 30 days after the end of each of the first two calendar months of each quarter (except 50 days in the case of January and 40 days in the case of February) in each year, consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such period and the related consolidated (and, as to statements of income only, consolidating) statements of income, cash flows and partners' equity of the Company and its Subsidiaries for such month and for the period from the beginning of the current fiscal year to the end of such month, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the chief financial officer of the Company that they fairly present the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations for the periods indicated, subject to changes resulting from audit and normal year-end adjustment;

                 (b) as soon as practicable, and in any event within 45 days after the end of each of the first three quarters in each year, consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such period and the related consolidated (and, as to statements of income only, consolidating) statements of income, cash flows and partners' equity of the Company and its Subsidiaries for such month and for the period from the beginning of the current fiscal year to the end of such quarter, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the chief financial officer of the Company that they fairly present the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations for the periods indicated, subject to changes resulting from audit and normal year-end adjustment;

                 (c) as soon as practicable, and in any event within 90 days after the end of each year, consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidated (and, as to statements of income only, consolidating) statements of income, cash flows and partners' equity of the Company and its Subsidiaries for such year with a report thereon by the independent public accountants of the Company, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail and certified by the chief financial officer of the Company that they fairly present the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations for the periods indicated;

                 (d) As soon as practicable, and in any event within 30 days after the end of January and February of each year, preliminary consolidated and consolidating balance sheets of the Company as at the end of such period and the related preliminary consolidated and consolidating statements of income of the Company and its subsidiaries for such month, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year;

                 (e) together with each delivery of financial statements of the Company and its Subsidiaries pursuant to subsections (a), (b) and (c) above, (i) an Officers' Certificate stating that the signers have reviewed the terms of this Indenture and the Securities and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto; and (ii) a Compliance Certificate demonstrating in reasonable detail compliance at the end of each applicable accounting period with the restrictions contained in
         Section 415, and specifying the aggregate amount of interest paid (in cash and in kind) or accrued by the Company and its Subsidiaries, and the aggregate amount of depreciation and amortization charged on the books of the Company and its Subsidiaries, for such accounting period; provided that a Compliance Certificate need not be delivered with delivery of financial statements of the Company and its Subsidiaries pursuant to subsection (a) above;

                 (f) promptly upon receipt thereof, copies of all reports submitted to the Company or its Subsidiaries by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Company and its Subsidiaries made by such accountants, including, without limitation, the management letter submitted by such accountants in connection with their annual audit;

                 (g) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements, if any, sent or made available generally by the Company to its security holders or by any Subsidiary of the Company to its security holders other than the Company or another Subsidiary, of all regular and periodic reports (including, Forms 10-Q, 10-K and 8-K), all registration statements and prospectuses, if any, and all other information and documents filed by the Company or any of its Subsidiaries with any securities exchange or with the Commission or any governmental authority succeeding to any of its functions, and of all press releases and other statements made available generally by the Company or any Subsidiary of the Company to the public concerning material developments in the business of the Company and its Subsidiaries;

                 (h) promptly upon any officer of the Company obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Potential Event of Default, (ii) that any Person has given any notice to the Company or any Subsidiary of the Company or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 501(d), (iii) of a material adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, or event or condition, and what action the Company or such Subsidiary, as the case may be, has taken, is taking and proposes to take with respect thereto, or (iv) that any holder of a Lien permitted by Section 410(f) has given any notice to the Company or any Subsidiary of the Company or taken any other action with respect to such Lien that could result in the foreclosure or enforcement of such Lien against the assets of the Company or any Subsidiary;

                 (i) promptly upon any officer of the Company obtaining knowledge of (i) the institution of, or threat of, any action, suit, proceeding, governmental investigation or arbitration against or materially affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries, which constitutes a claim with a likelihood of success and which has not previously been disclosed by the Company to the Holders, or (ii) any material development in any such action, suit, proceeding, governmental investigation or arbitration, which if adversely determined, might materially and adversely affect the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, the Company shall promptly given notice thereof to the Holders and provide such other information as may be reasonably available to the Company to enable the Holders and their counsel to evaluate such matters;

                 (j)      promptly upon becoming aware of the occurrence of any
         (i) Termination Event, or (ii) "prohibited transaction," as such terms are defined in Section 4975 of the Internal Revenue Code, in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect thereto;

                 (k) with reasonable promptness copies of (i) all notices received by the Company or any of its ERISA Affiliates of the Pension Benefit Guaranty Corporation's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (ii) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Company or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; and (iii) all notices received by the Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

                 (l) as soon as practicable, and in any event within 10 days after the end of each month, a report setting forth a list of letters of credit outstanding, the issue date, the expiration date, the beneficiary and the use of each letter of credit outstanding as of such date;

                 (m) on or before October 15 of each year draft, and on or before October 31 of each year final, projections for the Company for the next year containing balance sheets, income statements and cash flow statements for the year and for each month of the year;

                 (n) at least 30 days prior to the end of each quarter, a projected statement of weekly cash flows for the next quarter; and

                 (o) with reasonable promptness, such other information and data with respect to the Company or its Subsidiaries as from time to time may be reasonably requested by the Trustee or the Holders.

                 Section 410.  Limitation on Liens.

                 After the Company has paid in full the principal of and all accrued interest (including Secondary Securities, as defined in the Collateralized Note Indenture, issued with respect thereto) on the Senior Securities, the Company will not, and will not permit any of its

Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any of its properties or assets or the properties or assets of any of its Subsidiaries, respectively, whether now owned or hereafter acquired, or any income or profits therefrom, except:

                 (a)      Permitted Encumbrances;

                 (b) Liens securing obligations under the Collateralized Note Indenture;

                 (c) Liens securing obligations under the Letter of Credit Facility;

                 (d) Liens on cash collateral in an aggregate amount not exceeding $2,000,000 at any one time securing letters of credit permitted by Section 406(e);

                 (e) Liens on assets acquired with the proceeds of Indebtedness permitted under Section 406(c) to secure the payment of such Indebtedness;

                 (f) If the Company shall be permitted to become liable with respect to the Replacement Letter of Credit Agreement, Liens securing obligations under the Replacement Letter of Credit Agreement; and

                 (g) Liens which have previously been consented to by Requisite Holders.

                 Neither the Company nor any of its Subsidiaries will enter into any agreement prohibiting the creation or assumption of any Lien upon any of their properties or assets, whether now owned or hereafter acquired, to secure payment of the Securities other than pursuant to the Collateralized Note Indenture.

                 Section 411.  Restrictions on Acquisition of Subsidiaries.

                 After the Securities have been secured by a Lien on the Trust Estate in accordance with Section 422, the Company will not, nor will it permit any Subsidiary to, acquire or form any Subsidiaries without the express prior written consent of the Requisite Holders, which consent shall not be unreasonably withheld; provided that in all cases after such time the Holders shall obtain a Lien with respect to the stock and assets of such Subsidiaries. Reference to "Subsidiaries" in this Indenture shall not be applicable until any such Subsidiaries are formed.

                 Section 412.  Inspection.

                 The Company will permit authorized representatives designated by any of the Holders, at the expense of such Holder, to visit and inspect properties of the Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice to the Company and at such reasonable times during normal business hours and as often as may be reasonably requested.

                 Section 413.  Maintenance of Properties and Insurance.

                 The Company will cause all material properties owned by or leased to it or any Subsidiary and used or useful in the conduct of its business or the business of such Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times. The Company will provide or cause to be provided, for itself and the Subsidiaries, insurance against loss or damage of the kinds customarily insured against by entities similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts with such deductibles and by such methods as shall be customary for entities similarly situated in the industry.

                 Section 414.  Transactions with Partners and Affiliates.

                 After the Company has paid in full the principal of and all accrued interest (including Secondary Securities, as defined in the Collateralized Note Indenture issued with respect thereto) on the Senior Securities, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of the total partnership interests in the Company, or with an Affiliate of the Company or of any such holder, on terms that are less favorable to the Company or that Subsidiary, as the case may be, than those which might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) transactions with a partner or its Affiliate pursuant to or permitted by the relevant agreement of limited partnership; or (ii) any transaction between the Company and any of its wholly-owned Subsidiaries or between any of the Company's wholly-owned Subsidiaries or any transaction with a Person who holds Units received by such Person under the Plan.

                 Section 415.  Financial Covenants.

                 After the Company has paid in full the principal of and all accrued interest (including Secondary Securities, as defined in the Collateralized Note Indenture issued with respect thereto) on the Senior Securities, the Company will not permit Consolidated EBITDA as of the last day of each quarter for the four consecutive quarter period ended on such day to be less than $3,000,000.

                 Section 416.  Waiver of Stay, Extension or Usury Laws.

                 The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                 Section 417.  Limitation on Investments, Loans and Advances.

                 After the Company has paid in full the principal of and all accrued interest (including Secondary Securities, as defined in the Collateralized Note Indenture issued with respect thereto) on the Senior Securities, the Company will not, nor will it permit any Subsidiary to, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person, except (a) extensions of trade credit in the ordinary course of business and investments in Cash Equivalents; (b) advances to employees in the ordinary course of business which shall not exceed $5,000 to any single employee and $25,000 in the aggregate to all employees at any time outstanding; and (c) hedging transactions relating to crude oil purchases otherwise permitted hereunder.

                 Section 418.  Limitation on Consolidated Capital Expenditures.

                 After the Company has paid in full the principal of and all accrued interest (including Secondary Securities, as defined in the Collateralized Note Indenture, issued with respect thereto) on the Senior Securities, the Company will not, and will not permit any of its Subsidiaries to make, in the aggregate, Consolidated Capital Expenditures other than (a) Consolidated Capital Expenditures in an aggregate amount not in excess of $4,150,000 used to build a 92,000 barrel asphalt tank located in Benicia, California, to expand the storage capacity of two existing asphalt storage tanks located in Benicia, California, by a combined amount of approximately 19,000 barrels and to build three 3,500 barrel polymer asphalt tanks and associated hardware at Benicia, California in 1996 and 1997, and (b) other Consolidated Capital Expenditures in an amount not in excess of $1,250,000 during each calendar year. With respect to the capital expenditure limitations set forth above, the Holders, in connection with their review of the information required by Section 409(m) will discuss with the

Company any necessary increases to the permitted level of capital expenditures as a result of presently unanticipated remedial actions required by regulation or law.

                 Section 419.  Fundamental Changes Only on Certain Terms.

                 After the Company has paid in full the principal of and all accrued interest (including Secondary Securities, as defined in the Collateralized Note Indenture issued with respect thereto) on the Senior Securities, the Company will not, and will not permit any of its Subsidiaries to, (i) amend the Partnership Agreement or the Sunbelt Partnership Agreement other than to add additional limited partners or general partners pursuant to the terms thereof, alter the obligations of the Huntway General Partners under the Partnership Agreement or the Sunbelt General Partner under the Sunbelt Partnership Agreement, allow the General Partner or the Special General Partner to withdraw from the Partnership Agreement or the related partnership or to sell or otherwise transfer any of their partnership interests in the Company to any Person such that they cease to be the sole Huntway General Partners, allow Reprise to withdraw from either the General Partner partnership or the Special General Partner partnership, add any Person as a general partner to the General Partner partnership or the Special General Partner partnership or allow the Company to withdraw from the Sunbelt partnership or to sell or otherwise transfer any of its Sunbelt partnership interests to any Person such that the Company ceases to be the Sunbelt Managing General Partner, or add any person as a general partner such that the Company ceases to be the Sunbelt Managing General Partner, without the express prior written consent of the Requisite Holders of Securities; provided, however, that the Company or any of its Subsidiaries may alter the existence of the limited partners of the Company in accordance with the provisions of the Partnership Agreement and that Sunbelt may alter the existence of the limited partners in accordance with the provisions of Articles V and VI of the Sunbelt Partnership Agreement, or (ii) enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or rights related thereto, property (whether leased or owned in fee) or fixed assets outside of the ordinary course of business consistent with past practices, whether now owned or hereafter acquired or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person except:

                 (a) the Company may transfer its Sunbelt partnership interests or Sunbelt may transfer its interest in the underlying assets of Sunbelt if it receives at least the fair market value of such transferred interests or assets and the proceeds from such transfer are applied to the pro rata repayment of the principal of and accrued interest on the Securities (including the Secondary Securities issued with respect thereto);

                 (b) subject to subsection (a) above, any Subsidiary of the Company may be merged or consolidated with or into the Company or any of its wholly-owned Subsidiaries, or be liquidated, wound up or dissolved, or all or substantially all of its business, property or assets may be conveyed, sold, leased, exchanged, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Company or any wholly-owned Subsidiary of the Company; provided that, in the case of such a merger or consolidation, the Company or such wholly-owned Subsidiary shall be the continuing and surviving corporation;

                 (c) the Company and its Subsidiaries may sell or otherwise dispose of any of their other assets outside of the ordinary course of business; provided that (i) any such sale or other disposition is made for at least the fair market value of such assets;
         (ii) the fair market value of assets sold in any transaction or transactions otherwise permitted by this subsection (c) shall not exceed $250,000 in the aggregate in any calendar year (except as permitted in subsection (a) above);

                 (d) the Company may merge with and into a corporation, in accordance with the Support Agreement with the corporation being the surviving entity; and

                 (e)      acquisitions of assets or stock permitted by Section
         411.

                 Section 420.  Contingent Obligations.

                 After the Company has paid in full the principal of and all accrued interest (including Secondary Securities, as defined in the Collateralized Note Indenture issued with respect thereto) on the Senior Securities, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation, except:

                 (a) guarantees resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

                 (b) the Company and its Subsidiaries may become liable with respect to Contingent Obligations in an aggregate amount not in excess of $100,000 outstanding at any one time;

                 (c) the Company may remain liable with respect to that certain Equipment Lease Guaranty executed by the Company in favor of GECC Leasing in an amount not to exceed $860,000;

                 (d) the Company and its Subsidiaries may become and remain liable with respect to additional letters of credit issued to support crude oil purchases and exchanges;

                 (e) the Company and its Subsidiaries may become and remain liable with respect to hedging agreements relating to the price of crude oil in an amount not to exceed $1,500,000;

                 (f) the Company may become and remain liable with respect to its guarantee of letters of credit issued on behalf of Sunbelt under the Letter of Credit Facility and other obligations solely as a result of the Company being the general partner of Sunbelt; and

                 (g)      obligations arising under the Letter of Credit
         Facility.

                 Section 421.  Conduct of Business.

                 The Company will not, and will not permit any of its Subsidiaries to, engage in any business other than the business engaged in by the Company and its Subsidiaries on the Closing Date and substantially similar or related businesses and any other businesses which in the aggregate are not material to the Company and its Subsidiaries taken as a whole.

                 Section 422.  Grant of Lien to Secure Obligations.

                 (a) The Company and Sunbelt will, upon the indefeasible payment in full of the principal of and all accrued interest (including Secondary Securities, as defined in the Collateralized Note Indenture issued with respect thereto) on the Senior Securities, grant to the Trustee for the benefit of the Holders a Lien on the Trust Estate (as defined in the Collateralized Note Indenture) and do all acts necessary or desirable to perfect such Lien. Each Holder of a Security by its acceptance thereof (i) agrees that the Collateral Agent and the holders of Senior Securities shall have no obligation or duty to any Holder to act or not to act or to consider or take into account the interests of any Holder with respect to the preservation, encumbrance, sale or other disposition of the Trust Estate and (ii) waives any and all rights which might entitle such Holder to object to or have any influence on the preservation, encumbrance, sale or other disposition of the Trust Estate prior to the creation of the Lien contemplated by this Section.

                 (b) The Company shall give the Trustee at least 30 days' written notice in advance of the creation and perfection of the Lien mentioned in sub-section (a) of this Section 422. If arrangements satisfactory to the Trustee respecting its compensation and indemnity for acting as the Trustee and the grantee of a Lien on the Trust Estate are not made, the Trustee shall have the unilateral right to resign as the Trustee under this Indenture. Each Holder waives any and all claims which it may have against the Trustee by reason of any such resignation. At least 90 days before the Lien on the Trust Estate referred to in Section 422(a) arises, the Company shall deliver to the Trustee completed current environmental audits or similar information in form and substance reasonably satisfactory to the Trustee. At least 90 days before the Lien on the Trust Estate referred to in Section 422(a) arises, the Company shall deliver to the Trustee completed Phase I environmental audits having an effective date no earlier than six months prior to the date the Lien is to arise.

                 Section 423.  Environmental Covenants.

                 (a) The Company shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply with all Environmental Laws in all material respects.

                 (b) The Company agrees that the Holders may, from time to time and in their sole and absolute discretion (provided such action is approved by the Requisite Holders), upon obtaining knowledge of a Release of Hazardous Materials or any violation of any Environmental Laws which has a reasonable possibility of creating a liability to the Company or adversely impacting the value of any real property owned, operated or used by the Company, retain, at the Company's expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for the Company and to conduct its own investigation of any Facility currently owned, leased, operated or used by the Company or any of its Subsidiaries, and the Company agrees to use its best efforts to obtain permission for such professional consultant to conduct its own investigation of any Facility previously owned, leased, operated or used by the Company or any of its Subsidiaries. The Company hereby grants to each Holder and its agents, employees, consultants and contractors, the right to enter into or on the Facilities currently owned, leased, operated or used by the Company or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by the Company and such Holder, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Any report of any investigation conducted at the request of any Holder pursuant to this Section 423(b) will be obtained and shall be used by such Holder for the Holder's internal business purposes, to monitor compliance with this Indenture and the Securities. A copy of any such report shall be delivered to the Company with the understanding that the Company acknowledges and agrees that (i) it will indemnify and hold harmless each Holder from any costs, losses or liabilities relating to the Company's use of or reliance on such report, (ii) no Holder makes any representation or warranty with respect to such report, and (iii) by delivering such report to the Company, the Holder is not requiring or recommending the implementation of any suggestions or recommendations contained in such report.

                 (c) The Company shall promptly advise the Trustee and the Holders in writing and in reasonable detail of (i) any Release of any Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims that have a reasonable probability of giving rise to a Material Adverse Effect or with respect to any Release of Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by the

Company or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which has a reasonable probability of resulting in an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim that could have a Material Adverse Effect, (iv) the Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (v) any written request for information from any governmental agency relating to the Company's or any of its Subsidiaries' potential responsibility for a Release of Hazardous Materials.

                 (d) The Company shall promptly notify the Trustee and the Holders in writing of (i) any proposed acquisition of stock, assets, or property by the Company or any of its Subsidiaries that could reasonably be expected to expose the Company or any of its Subsidiaries to, or result in, Environmental Claims that could have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by the Company or any of its Subsidiaries and (ii) any proposed action to be taken by the Company or any of its Subsidiaries to commence new and substantially different manufacturing, industrial or other operations that could reasonably be expected to subject the Company or any of its Subsidiaries to additional laws, rules or regulations, including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses.

                 (e) The Company shall, at its own expense, provide copies of such documents or information as the Trustee or a Holder may reasonably request in relation to any matters disclosed pursuant to this Section 423.

                 (f) The Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations in all material respects. In the event the Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, the Company or such Subsidiary shall conduct and complete such remedial action in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities, in each case in all material respects, except when, and only to the extent that, the Company's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith by the Company or such Subsidiary.

                                  ARTICLE FIVE

                             DEFAULTS AND REMEDIES

                 Section 501.  Events of Default.

                 "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (a) default in the payment of (i) any interest on any Security when it becomes due and payable, and continuance of such default for a period of three Business Days or (ii) the principal of any Security at its Maturity; or

                 (b) default in the performance, or breach, of any covenant, obligation or agreement of the Company in this Indenture (other than a covenant, a default in the performance of which or breach of which is specifically dealt with elsewhere in this Section and except for a default or breach under Sections 406, 407, 410, 417, 418, 419 or 420) and such default or breach shall continue for a period of 15 days from the earlier of (i) actual knowledge thereof by an Authorized Officer of the Company, and (ii) written notice, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by at least the Requisite Holders, specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                 (c) default in the performance, or breach, of any covenant, obligation or agreement of the Company in Sections 406, 407, 410, 417, 418, 419 or 420 of this Indenture or if any representation or warranty of the Company made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect when the same shall have been made; or

                 (d) (i) failure of the Company or any of its Subsidiaries to pay or any default in the payment of any principal or interest on any other Indebtedness in the outstanding principal amount of $250,000 or more, or in the payment of any Contingent Obligation the outstanding principal amount of which is $250,000 or more in each case beyond any period of grace provided; or (ii) breach or default with respect to any other term of any evidence of any other Indebtedness the outstanding principal amount of which is $250,000 or more or of any loan agreement, mortgage, indenture or other material agreement relating thereto, if the effect of such default or breach is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due prior to its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise); provided, however, that in the case of failure or default as described in (i) and (ii) above with respect to the Securities on the part of any Person, such default shall constitute an Event of Default hereunder without regard to amount; or

                 (e) (i) a court having jurisdiction in the premises shall enter a decree which has not been stayed or order for relief in respect of the Company, Sunbelt or any of their respective Subsidiaries or partners of the Company holding in excess of 51% of the units of ownership of the Company (the "Units") (or partners of the Company holding a lesser percentage of Units which together with the Units of other partners of the Company which are subject to an order or have taken action described in Section 501(f) exceeds 51% of the total Units) in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or any other similar relief shall be granted under any applicable federal or state law; or
         (ii) an involuntary case is instituted against the Company, Sunbelt or any of their respective Subsidiaries or partners of the Company holding in excess of 51% of the Units (or partners of the Company holding a lesser percentage of Units which together with the Units of other partners of the Company which are subject to an order or have taken action described in Section 501(f) exceeds 51% of the total Units) under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company, Sunbelt or any of their respective Subsidiaries or partners of the Company holding in excess of 51% of the Units (or partners of the Company holding a lesser percentage of Units which together with the Units of other partners of the Company which are subject to an order or have taken action described in
         Section 501(f) exceeds 51% of the total Units); or over all or a substantial part of its property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Company, Sunbelt or any of their respective Subsidiaries or partners of the Company holding in excess of 51% of the Units (or partners of the Company holding a lesser percentage of Units which together with the Units of other partners of the Company which are subject to an order or have taken action described in
         Section 501(f) exceeds 51% of the total Units) for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company, Sunbelt or any of their respective Subsidiaries or partners of the Company holding in excess of 51% of the Units (or partners of the Company holding a lesser percentage of Units which together with the Units of other partners of the Company which are subject to an order or have taken action described in
         Section 501(f) exceeds 51% of the total Units) and the continuance of any such events in clause (ii) for 90 days unless dismissed, bonded or discharged; or

                 (f) the Company, Sunbelt or any of their respective Subsidiaries or partners of the Company holding in excess of 51% of the Units (or partners of the Company holding a lesser percentage of Units which together with the Units of other partners of the Company which are subject to an order or have taken action described in this Section exceeds 51% of the total Units) shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion to an involuntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Company, Sunbelt or any of their respective Subsidiaries or partners of the Company holding in excess of 51% of the Units (or partners of the Company holding a lesser percentage of Units which together with the Units of other partners of the Company which are subject to an order or have taken action described in this Section exceeds 51% of the total Units) of any assignment for the benefit of creditors; or the inability or failure of the Company, Sunbelt or any of their respective Subsidiaries or partners of the Company holding in excess of 51% of the Units (or partners of the Company holding a lesser percentage of Units which together with the Units of other partners of the Company which are subject to an order or have taken action described in this Section exceeds 51% of the total Units) or the admission by the Company, Sunbelt or any of their respective Subsidiaries or partners of the Company holding in excess of 51% of the Units (or partners of the Company holding a lesser percentage of Units which together with the Units of other partners of the Company which are subject to an order or have taken action described in this Section exceeds 51% of the total Units) in writing of its inability to pay its debts as such debts become due; or the governing body of the Company, Sunbelt or any of their respective material Subsidiaries (or any committee thereof) or partners of the Company holding in excess of 51% of the Units (or partners of the Company holding a lesser percentage of Units which together with the Units of other partners of the Company holding a lesser percentage of Units which are subject to an order or have taken action described in this Section exceeds 51% of the total Units) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

                 (g) except as otherwise agreed to in writing by the Requisite Holders, any money judgement, writ or warrant of attachment, or similar process involving in any case an amount in excess of $350,000 not adequately covered by insurance shall be entered or filed against the Company or any of its material Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than five days prior to the date of any proposed sale thereunder; or

                 (h) any order, judgment or decree shall be entered against the Company or any of its material Subsidiaries, decreeing the dissolution or split up of the Company or that

         Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

                 (i) any Pension Plan maintained by the Company or any of its respective ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan, or the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute Proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan if as of the date thereof the Company's liability or any such ERISA Affiliate's liability (after giving effect to the tax consequences thereof) to the Pension Benefit Guaranty Corporation (or any successor thereto) for unfunded guaranteed vested benefits under the Pension Plans exceeds the then current fair market value of assets accumulated in such Pension Plan by more than $250,000, in the aggregate (or in the case of a termination involving the Company or any of its ERISA Affiliates as a "substantial employer" (as defined in Section 4001(a)(2) of ERISA) the withdrawing employer's proportionate share of such excess shall exceed such amount); or

                 (j) the Company or any of its ERISA Affiliates as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $100,000; or

                 (k) this Indenture and the Securities shall be revoked by the Company or shall cease to be in full force and effect, or the protection or security afforded the Holders in any portion of the collateral securing this Indenture, if any, is thereby in any material respect impaired for any reason, or the Company shall contest in any manner that this Indenture or the Securities constitute its valid and enforceable agreements, or the Company shall assert in any manner that it has no further obligation or liability under such documents; or

                 (l) the General Partner and the Special General Partner shall cease to be the sole general partners of the Company; or the Company shall cease to be the Sunbelt Managing General Partner; provided that the General Partner may transfer its general partnership interest in the Company to a corporation or a limited partnership formed and owned by the Company's senior management if such transfer will not result in the loss of limited liability for the Company's limited partners, cause the Company to be treated as a corporation for federal income tax purposes or cause adverse tax consequences to the Holders of Securities; and provided further that the General Partner and the Special General Partner shall not be required to be partners of the Company if the Company converts to corporate form in accordance with the Support Agreement.

Upon the occurrence of an Event of Default, the Company shall promptly notify in writing the Trustee. Upon receipt of such notification from the Company or if a Responsible Officer of the Trustee has actual knowledge of the occurrence of an Event of Default, the Trustee shall promptly notify the Holders in writing pursuant to Section 602 of the occurrence of such Event of Default.
The Company shall promptly notify in writing the Trustee of any Event of Default which has occurred and has continued uncured for a period of ten calendar days. Upon receipt of such notification from the Company or if a Responsible Officer of the Trustee has actual knowledge of the occurrence of an Event of Default that has not been cured within ten calendar days, the Trustee shall promptly notify the Holders and the Collateral Agent in writing pursuant to Section 602 of such Event of Default.

                 Section 502.  Acceleration of Maturity; Rescission and
Annulment.

                 Each Holder of a Security by its acceptance thereof agrees that if (i) an Event of Default occurs and is continuing and (ii) the holders of the Specified Senior Debt, if any, have given their prior written consent to the taking of such action or have accelerated the Specified Senior Debt, then and in every such case the Trustee or the Requisite Holders may, and the Trustee, upon the request of the Requisite Holders, shall, declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders) and, if the Letter of Credit Facility is in effect, to Bankers Trust Company (at 280 Park Avenue, New York, New York 10017, Attention: Carl O. Roark) and to the trustees under the Collateralized Note Indenture (at Fleet National Bank, One Federal Street, Boston, Massachusetts 02211, Attention: Corporate Trust Administration) and upon any such declaration such principal, together with interest accrued thereon, shall become due and payable; provided that if an Event of Default specified in subsections 501(e) or (f) occurs, then such principal, together with interest accrued thereon, shall become immediately due and payable without any such declaration or notice or any other action and references in this Indenture to "declaration of acceleration" shall include such automatic acceleration.

                 At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Requisite Holders, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                 (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                          (1) all overdue interest on all Securities (or issued Secondary Securities with respect thereto if permitted by this Indenture and the Securities),

                          (2) the principal of any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate stipulated by Sections 503 and 515 (or issued Secondary Securities with respect to such interest if permitted by this Indenture and the Securities),

                          (3) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate stipulated by Sections 503 and 515 (or issued Secondary Securities with respect to such interest if permitted by this Indenture and the Securities), and

                          (4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

                 and

                 (b) all Events of Default, other than the nonpayment of interest on or principal of Securities (which have become due solely by such declaration of acceleration), have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

                 Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

                 The Company covenants that if

                 (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of three Business Days, or

                 (b) default is made in the payment of the principal of any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee (or issue Units to the Holders with respect to accrued interest if permitted by this Indenture), for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, with interest upon the overdue principal and upon overdue installments of interest, at the rate then borne by the Securities plus 5% per annum; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 If the Company fails to pay such amounts forthwith upon such demand and the Specified Senior Debt has been paid in full or the holders of the Specified Senior Debt have given their prior written consent to the taking of such action, the Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated, and the Company shall reimburse and indemnify the Trustee for any expenses incurred in connection with such Proceeding as provided in Section 607.

                 If an Event of Default occurs and is continuing and the holders of the Specified Senior Debt, if any, have given their prior written consent to the taking of such action, the Trustee may proceed to protect and enforce its rights and the rights of the Holders by such appropriate Proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

                 Section 504.  Trustee May File Proofs of Claim.

                 Subject to Article Ten, in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other Proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                 (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such Proceeding, and

                 (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same.

Any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments (subject to Article Ten hereof) to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

                 Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                 In any Proceedings brought by the Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the Securities parties to any such Proceedings.

                 Section 505. Trustee May Enforce Claims Without Possession of Securities.

                 All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be applied as set forth in Section 506.

                 Section 506.  Application of Money Collected.

                 Subject to Article Ten, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 FIRST:   If the Lien contemplated by Section 422 is then in
         effect, to the payment of all taxes, assessments or liens with respect to the Trust Estate that are prior to the lien of this Indenture, except those taxes, assessments or liens as to which any sale of the Trust Estate shall have been subject, and to the payment of all costs and expenses of sale of or other realization upon the Trust Estate pursuant to the provisions of this Article, and all expenses, liabilities and advances incurred or made by the Trustee or its agents, attorneys and counsel in connection with the sale or other realization upon the Trust Estate or any other amounts otherwise due to the Trustee pursuant to Section 607;

                 SECOND: To the payment of amounts then due and unpaid upon the Outstanding Securities for interest (including Secondary Securities issued with respect thereto), pro rata, without preference or priority of any kind, according to the amounts due and payable on the Securities with respect to interest;

                 THIRD:   To the payment of principal of the Outstanding
         Securities, pro rata, without preference or priority of any kind, according to the amounts due and payable on the Securities with respect to principal; and

                 FOURTH: The balance, if any, to the Person or Persons entitled thereto.

                 Section 507.  Limitation on Suits.

                 No Holder of any Securities shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                 (a) the holders of the Specified Senior Debt, if any, have given their prior written consent to the taking of such action; provided, however, no such consent shall be required with respect to the institution of any suit in equity which only seeks injunctive relief as a remedy;

                 (b) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                 (c) the Requisite Holders shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (d) such Holder or Holders have offered to the Trustee an indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (e) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

                 (f) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Requisite Holders;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture.

                 In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Securities, each representing less than the Requisite Holders, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of this Indenture. In such event, the Trustee shall give notice of such conflicting or inconsistent requests to the Holders.

                 The requirements of this Section 507 shall only become operative at such time as this Indenture becomes subject to the requirements of the Trust Indenture Act.

                 Section 508. Unconditional Right of Holders to Receive Principal and Interest.

                 Any Holder of any Security shall have the right on the terms stated herein to receive payment of the principal of and interest on such Security on the respective Stated Maturities, subject to the provisions of Article Ten, expressed in such Security and this Indenture (or, in the case of redemption, on the Redemption Date) and such rights shall not be impaired without the consent of such Holder, except as otherwise set forth herein.

                 Section 509.  Restoration of Rights and Remedies.

                 If the Trustee or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such Proceeding had been instituted.

                 Section 510.  Rights and Remedies Cumulative.

                 Except as provided in Section 305, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. The Company acknowledges and agrees that no adequate remedy at law exists for breach of its obligations under Article Four. In the event that the Company fails to comply with the terms of the provisions set forth in said Article, the Requisite Holders shall have the right to obtain specific performance of the Company's obligations pursuant to said Article.

                 Section 511.  Delay or Omission Not Waiver.

                 No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein.

Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                 Section 512.  Control by Holders.

                 The Requisite Holders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee (including directing the Trustee to engage counsel of such Holders' choice at the direction of such Holders), provided that

                 (a) such direction shall not be in conflict with any rule of law or with this Indenture or involve the Trustee in personal liability, and

                 (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                 Section 513.  Waiver of Past Defaults.

                 Prior to the time a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article, the Requisite Holders may on behalf of the Holders of all the Securities waive any past Event of Default hereunder and its consequences, except an Event of Default

                 (a) in the payment of the principal of or interest on any Security, excluding principal or interest which has become due as a result of acceleration, or

                 (b) in respect of a covenant or provision hereof which under Article Eight cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

                 Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                 Section 514.  Undertaking for Costs.

                 All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after any Redemption Date).

                 Section 515.  Remedies.

                          (a)     If an Event of Default shall have occurred
and be continuing, and the Securities have been declared due and payable with the prior written consent of the holders of a majority of the Senior Indebtedness or if the Specified Senior Debt has been indefeasibly paid in full (other than any indemnification obligation for which a claim has not been made; provided that any such event shall not release the Company from its indemnification obligation which shall survive such event), all letters of credit issued under the Letter of Credit Agreement or any Replacement Letter of Credit Agreement have indefeasibly expired with no claim or demand pending thereon and the commitment to issue letters of credit under the Letter of Credit Agreement or any Replacement Letter of Credit Agreement shall have terminated or expired and such declaration and its consequences have not been rescinded and annulled, the Trustee, subject to Section 601(c)(4), may do one or more of the following:

                                  (i)      institute Proceedings for the
                 collection of all amounts then payable on the Securities or under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and if the Lien contemplated by
                 Section 422 is then in effect, collect from the Trust Estate monies adjudged due;

                                  (ii)     if the Lien contemplated by Section
                 422 is then in effect, sell all or a portion of the Trust Estate or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 516;

                                  (iii)    if the Lien contemplated by Section
                 422 is then in effect, institute Proceedings from time to time for the complete or partial foreclosure of the Lien of this Indenture with respect to the Trust Estate;

                                  (iv)     if the Lien contemplated by Section
                 422 is then in effect, exercise any remedies of a secured party under the UCC and, subject to the UCC, take any other appropriate action to protect and enforce the rights and remedies of the Trustee or the Holders of the Securities hereunder; or

                                  (v)      if the Lien contemplated by Section
                 422 is then in effect, exercise any remedies available to it under the collateral documents evidencing such Lien;

provided, however, that if the Lien contemplated by Section 422 is then in effect, the Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless either (i) the Requisite Holders consent thereto, or (ii) the proceeds of such sale or liquidation distributable to the Holders are sufficient to discharge in full the amounts then due and unpaid upon the Securities for principal and interest and the amounts due and payable pursuant to clause FIRST of Section 506 and the Requisite Holders agree with such determination.

                          (b)     If an Event of Default as described in
Section 501(b) or (c) hereof shall have occurred and be continuing and the holders of the Senior Indebtedness have given their prior written consent to the taking of such action, the Trustee may, and at the request of the Requisite Holders shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section; the Trustee may enforce any equitable decree or order arising from such Proceeding.

                          (c)     Upon the occurrence and during the
continuance of an Event of Default, the interest rate payable with respect to the outstanding principal amount of the Securities (including Secondary Securities), and interest payments thereon not paid when due, shall be increased to a rate which is 5% per annum in excess of the rate of interest otherwise payable with respect to such Securities.

                 Section 516.  Sale of Trust Estate.

                 If the Lien contemplated by Section 422 is then in effect:

                          (a)     The power to effect any sale of any portion
of the Trust Estate pursuant to Section 515 (a "Sale") shall not be exhausted by any one or more Sales as to any portion of such Trust Estate remaining unsold but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Securities and any other amounts due under this Indenture with respect thereto shall have been paid. The Trustee may from time to time postpone any Sale by public announcement made at the time and place of such Sale.

                          (b)     The Trustee may bid for and acquire any
portion of the Trust Estate in connection with a Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Securities or other amounts secured by this Indenture, all or part of the net proceeds of such Sale after deducting the costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of
Section 607. The Securities need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Securities. The Trustee shall hold, lease, operate, manage or otherwise deal with any property so acquired in accordance with this Indenture in any manner permitted by law.

                          (c)     The Trustee shall execute and deliver an
appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact for the Company and its Subsidiaries to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

                 Section 517.  Action on Securities.

                 The Trustee's right to seek and recover judgment on the Securities or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the Lien of this Indenture, if any, nor any rights or remedies of the Trustee or the Holders shall be impaired by the recovery of any judgment by the Trustee against the Company or, if the Lien contemplated by
Section 422 is then in effect, by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Company.


                                  ARTICLE SIX

                                  THE TRUSTEE

                 Section 601.  Certain Duties and Responsibilities.

                 The Trustee, for itself and its successors, hereby accepts the trusts created by this Indenture upon the terms and conditions set forth herein, including the terms and conditions set forth in this Section 601.

                 (a) Except during the continuance of an Event of Default known by the Trustee,

                 (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                 (b) In case an Event of Default has occurred and is continuing and is known by the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                 (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                 (1) this subsection (c) shall not be construed to limit the effect of subsection (a) of this Section;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                 (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Requisite Holders (or such lesser percentage as may be herein specified with respect thereto) relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture and the Trustee shall act in accordance with the instructions of the Requisite Holders; and

                 (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

                 Section 602.  Notice of Defaults.

                 Within ten days after receipt of notice of an Event of Default as set forth in Section 501 or the Trustee's actual knowledge of an Event of Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such default actually known to the Trustee, unless such default shall have been cured or waived. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.
Except in the case of a Default or Event of Default in payment on any Security, the Trustee may withhold the notice if, in its sole discretion, it determines that withholding such notice is in the best interests of the Holders.

                 Section 603.  Certain Rights of Trustee.

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties;

                 (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order;

                 (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                 (d) the Trustee may consult with independent counsel, accountants or other experts in connection with the fulfillment of its duties hereunder, and the Trustee shall be entitled to rely on the written opinion of such counsel, accountants or other experts in connection with any action taken, omitted to be taken or suffered by the Trustee in fulfilling its duties hereunder. The Trustee shall have the right at any time to seek instructions concerning the administration of this Indenture from any court of competent jurisdiction;

                 (e) the Trustee shall be under no obligation to take any action or omit to take any action to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless the

         Trustee shall have been provided adequate security and indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Trustee;

                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney-in-fact; and

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys-in-fact and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney-in-fact appointed with due care by it hereunder.

                 Section 604. Not Responsible for Recitals or Issuance of Securities.

                 The recitals contained herein and in the Securities, except the Trustee's certificate of authentication in the form set forth in Exhibit A to this Indenture, shall be taken as the statements of the Company, and the Trustee shall not be responsible in any manner whatsoever for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any Securities or the proceeds thereof.

                 Section 605.  May Hold Securities.

                 The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, and, subject to Sections 608 and 612, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

                 Section 606.  Money Held in Trust.

                 Except as otherwise expressly provided herein, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder.

                 Section 607.  Compensation and Reimbursement.

                 The Company agrees

                 (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, attorneys-in-fact and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and

                 (c) to indemnify the Trustee (in its individual capacity and as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and to hold each of such Persons harmless against, any loss, liability or expense, including without limitation any and all environmental claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by or asserted against the Trustee, its officers, directors, employees, agents and counsel, incurred without negligence or bad faith on such Person's part, arising out of or in connection with the acceptance or administration of this Indenture, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties hereunder (if incurred without gross negligence or bad faith).

                 To secure the Company's obligations under this section 607, the Trustee shall have a lien prior to the Securities on all money or property properly held or collected by the Trustee, in its capacity as Trustee or Paying Agent.

                 If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in subsection (e) or (f) of Section 501, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any other applicable law for the relief of debtors.

                 Section 608.  Eligibility; Disqualification.

                 This Indenture shall always have a Trustee who satisfies the requirements of Section 310(a)(1) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the Trust Indenture Act.

                 Section 609.  Resignation and Removal; Appointment of
Successor.

                 (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under
Section 610.

                 (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 45 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (c) The Trustee may be removed at any time by an Act of the Requisite Holders, delivered to the Trustee and to the Company.

                 (d)      If at any time:

                 (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder, or

                 (2) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                 (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property of affairs for the purpose or rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Company Order may remove the Trustee, or (ii) subject to Section 514, any Holder may, on behalf of itself and all other similarly situated Holders, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Company Order, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Requisite Holders delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, any Holder may, subject to Section 514, on behalf of itself and all other similarly situated Holders, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

                 (g) Notwithstanding any replacement of the Trustee, the Company's obligations under Section 607 hereof shall continue for the benefit of the Trustee so replaced.

                 Section 610.  Acceptance of Appointment by Successor.

                 Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

                 Section 611. Merger, Conversion, Consolidation or Succession to Business.

                 Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such successor corporation shall give written notice to the Company, in the manner provided for in Section 105(b), that it is the successor by merger, conversion or consolidation, as the case may be, to the Trustee, such notice to specify the new name and address, if applicable, of such successor corporation. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

                 Section 612.  Preferential Collection of Claims Against
Company.

                 From such time as the Trust Indenture Act is applicable hereto
(i) the Trustee shall be subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act, and (ii) a Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act.

                 Section 613.     Representations and Warranties of the
Trustee.

                 The Trustee represents and warrants that:

                 (a) Organization and Good Standing. The Trustee has been duly organized, and is validly existing and in good standing as a banking corporation under the laws of the State of New York and has the power to conduct its business and affairs as a trustee.

                 (b) Authorization; Binding Obligations. The Trustee has the corporate power and authority to perform the duties and obligations of trustee under this Indenture. The Trustee has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture, and all of the documents required pursuant hereto. Upon execution and delivery by the Company, this Indenture will constitute the legal, valid and binding obligation of the Trustee enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers), from time to time in effect. The enforceability of the Trustee's obligations under this Indenture is subject to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law.

                 Section 614.  Co-Trustees and Separate Trustee.

                 At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of a Trust Estate may at the time be located, or if necessary to protect the interests of the Holders, the Company and the Trustee shall have power to appoint, and upon the written request of the Trustee or of the Holders of Securities representing at least 25% of the Aggregate Outstanding Amount of Securities, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons (who shall not be Holders) approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Trust Estate, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment which shall expressly designate the property affected and the capacity of the appointee as either a co-trustee or separate trustee, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of





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
Default has occurred and is continuing, the Trustee alone shall have power to make such appointment.

                 Should any written instrument from the Company be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

                 Every co-trustee or separate trustee shall, to the extent permitted by law, but only to such extent, be appointed subject to the following terms:

                 (a) the Securities shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of cash held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee, and all rights, powers, duties and obligations hereunder in respect of the custody of securities and other personal property held by, or required to be deposited or pledged with, the Collateral Agent hereunder, shall be exercised solely by the Collateral Agent;

                 (b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee or separate trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co- trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

                 (c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company evidenced by a Company Order, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 614, and in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal; a successor to any co-trustee or separate trustee which has resigned or has been removed may be appointed in the manner provided in this Section 614;





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
                 (d) no co-trustee or separate trustee hereunder shall be personally solely liable by reason of any act or omission of the Trustee, or any other such Trustee hereunder;

                 (e) the Trustee shall not be liable solely by reason of any act or omission of a co-trustee or separate trustee selected, if selected by the Trustee, with due care; and

                 (f) any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.


                                 ARTICLE SEVEN

                     HOLDERS' LISTS AND REPORTS BY TRUSTEE

                 Section 701. Company to Furnish Trustee Names and Addresses of Holders.

                The Company will furnish or cause to be furnished to the Trustee

                 (a) not more than five days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

                 (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

                 Section 702. Preservation of Information; Communications to Holders.

                 (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

                 (b) If any Holder (hereinafter referred to as "applicant") applies in writing to the Trustee, and furnishes to the Trustee reasonable proof that such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicant desires to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicant proposes to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

                          (1)     afford such applicant access to the
         information preserved at the time by the Trustee in accordance with
         Section 702(a), or

                          (2) inform such applicant as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

                 If the Trustee shall elect not to afford such applicant access to such information, the Trustee shall, upon the written request of such applicant, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 702(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicant and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender, otherwise the Trustee shall be relieved of any obligation or duty to such applicant respecting its application.

                 (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with
Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

                 Section 703.  Reports by Trustee.

                 (a) Within 60 days after June 30 of each year commencing with June 30, 1997, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of June 30 with respect to:

                 (1) its eligibility and qualifications under Section 608, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under said Section, a written statement to such effect;

                 (2) the character and amount of any advances (and the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee;

                 (3) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 311(b)(2), (3), (4) or (6) of the Trust Indenture Act;

                 (4) the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

                 (5) any additional issue of Securities which the Trustee has not previously reported; and

                 (6) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities.

                 (b) A copy of each such report shall, at the time of such transmission to the Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and also with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.





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
                                 ARTICLE EIGHT

                            SUPPLEMENTAL INDENTURES

                 Section 801.  Supplemental Indentures without Consent of
Holders.

                 Subject to Section 1008, without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (a) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                 (b) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that, in each case, such provisions shall not adversely affect the interests of the Holders in any material respect; or

                 (c)      to further secure the Securities; or

                 (d) from such time as the Securities are subject to the Trust Indenture Act, to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this Indenture was executed or any corresponding provision provided for in any similar federal statute hereafter enacted.

                 Section 802.  Supplemental Indentures with Consent of Holders.

                 Subject to Section 1008, with the consent of the Requisite Holders, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

                 (a) extend the Stated Maturity of, or of any installment of interest on, any Security, or reduce the principal amount thereof or the Interest Rate thereon, or change the provisions of this Indenture relating to the application of proceeds of collateral securing this Indenture, if any, to the payment of principal of or interest on the Securities or change any place where, or the manner in which, any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after any Redemption Date); or

                 (b) reduce the percentage of the Aggregate Outstanding Amount of Securities, the consent of whose Holders is required for any such supplemental indenture, or whose consent is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

                 (c) impair or adversely affect the collateral securing this Indenture, if any; or

                 (d) permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture, if any, with respect to any part of any collateral securing this Indenture or terminate the Lien of this Indenture, if any, on any property at any time subject hereto or deprive the Holder of any Security of the security afforded by the Lien of this Indenture, if any; or

                 (e) change the percentage of the Aggregate Outstanding Amount of Securities, the consent of whose Holders is required pursuant to Sections 502, 510, 512 or 515; or

                 (f) modify, directly or indirectly, the definition of the terms "Aggregate Outstanding Amount," "Requisite Holders" and "Outstanding"; or

                 (g) modify any of the provisions of this Section, Section 801 or Section 513, except to increase any such percentage or to provide that certain or other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; or

                 (h) modify any of the provisions of this Indenture relating to the subordination of the Securities in a manner materially adverse to the Holders; or

                 (i)      [intentionally omitted]; or

                 (j) modify any of the provisions of Sections 501(d), 508 or 904.

                 After such time as the provisions of the Trust Indenture Act apply to this Indenture, it shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                 Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to this Section 802, the Company shall mail or cause to be mailed to the Holders at their respective addresses set forth on the Security Register, a notice setting forth in general the terms and substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                 Any solicitation of Holders of any consent, waiver or amendment under this Indenture involving consideration (whether in connection with a sale of Securities to the Company or any of its Affiliates or not) shall provide that such consideration be paid equally to all Holders regardless of whether or not such Holders agree to such consent, waiver or amendment.

                 Section 803.  Execution of Supplemental Indentures.

                 In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and Officers' Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                 Section 804.  Effect of Supplemental Indentures.

                 Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                 Section 805.  Conformity with Trust Indenture Act.

                 From such time as the Trust Indenture Act is applicable hereto, every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                 Section 806.  Reference in Securities to Supplemental
Indentures.

                 Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation in form approved, by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.


                                  ARTICLE NINE

                            REDEMPTION OF SECURITIES

                 Section 901.  Right of Redemption.

                 After the Company has paid in full the principal of and all accrued interest (including Secondary Securities, as defined in the Collateralized Note Indenture, issued with respect thereto) on the Senior Securities, the Securities may be redeemed at the election of the Company as a whole or from time to time in part, subject to the conditions and at the Redemption Prices specified in the form of Security, together in each case with accrued interest to the Redemption Date.

                 Section 902.  Applicability of Article.

                 Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

                 Section 903.  Election to Redeem; Notice to Trustee.

                 The election of the Company to redeem any Securities pursuant to Section 901 shall be evidenced by a Company Order. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.

                 Section 904.  Selection by Trustee of Securities to be
Redeemed.

                 If less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, pro rata (subject to the next succeeding paragraph), and the amounts to be redeemed may be equal to $100,000 or any integral multiple thereof.





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
                 In the event that any Securities are registered for sale and sold under the Securities Act of 1933, the Company shall by notice in writing to the Trustee direct that redemptions of the Securities shall be allocated pro rata between the Securities which have been so registered and sold ("registered Securities") and all other Securities and that the particular registered Securities to be redeemed shall be selected pro rata, and in such event, (i) the Trustee shall make such allocation and so select the registered Securities to be redeemed, and (ii) all other Securities shall be redeemed in part pro rata.

                 The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                 For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

                 Section 905.  Notice of Redemption.

                 Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at its address appearing in the Security Register.

                 All notices of redemption shall state:

                 (a)      the Redemption Date;

                 (b)      the Redemption Price;

                 (c) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a Security to be redeemed in part, the principal amount) of the particular Securities to be redeemed;

                 (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest thereon shall cease to accrue on and after said date; and

                 (e) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

                 Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

                 Section 906.  Deposit of Redemption Price.

                 On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 403) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

                 Section 907.  Securities Payable on Redemption Date.

                 Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 307.

                 If any Security called for redemption shall not be so paid on any Redemption Date, the principal and interest then due in respect thereof shall, until paid, bear interest from the Redemption Date at the rate specified in Section 503.

                 Section 908.  Securities Redeemed in Part.

                 Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 402 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar or the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                  ARTICLE TEN

                          SUBORDINATION OF SECURITIES


                 Section 1001.  Securities Subordinate to Senior Indebtedness.

                 The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the Subordinated Indebtedness is and shall be and remain junior and subordinate in right of payment to the prior indefeasible payment in full of all Specified Senior Debt. The Collateral Agent and the holders of the Specified Senior Debt are intended to be third party beneficiaries of this Article and Article Five of this Indenture. No direct or indirect payment on account of the Subordinated Indebtedness shall be made, nor shall any Distribution of Assets of the Company be applied to the payment, purchase or other acquisition or retirement of the Subordinated Indebtedness unless and until the Specified Senior Debt is indefeasibly paid in full (other than any indemnification obligations for which a claim has not been made; provided that any such event shall not relieve the Company from its indemnification obligations which shall survive such event), all letters of credit issued under the Letter of Credit Facility have indefeasibly expired with no claim or demand pending thereon and the commitment to issue letters of credit under the Letter of Credit Facility shall have terminated or expired.

                 Section 1002.  Distributions Held in Trust.

                 Each Holder of a Security by its acceptance thereof agrees that if it receives any payment or Distribution of Assets of Borrower which such Holder is not entitled to retain under the provisions of this Indenture, such payment or assets shall be delivered forthwith by such Holder to the Collateral Agent named in the Intercreditor Agreement (the "Collateral Agent") for the benefit of the holders of the Specified Senior Debt for application to the Specified Senior Debt, in the form received except for the addition of any endorsement or assignment necessary to effect a transfer of all rights therein to the Collateral Agent for the benefit of holders of the Specified Senior Debt, and the Collateral Agent and the holders of the Specified Senior Debt are irrevocably authorized to supply any required endorsement or assignment which may have been omitted. Until so delivered any such payment or collateral shall be held by such Holder in trust for the holders of the Specified Senior Debt and shall not be commingled with other funds or property of such Holder.

                 Section 1003.  Subordination Legend.

                 Each Security shall bear a conspicuous legend that it is subordinated to the Specified Senior Debt. The Company's and each Holder's books shall be marked to evidence the subordination of all of the Subordinated Indebtedness to the Senior Indebtedness.

                 Section 1004.  Prompt Action.

                 Each Holder of a Security by its acceptance thereof agrees it shall duly and promptly take such action as the Representatives of the Specified Senior Debt may reasonably request (i) to collect the Subordinated Indebtedness for the account of the holders of the Specified Senior Debt, and to file appropriate claims or proofs of claim in respect of the Subordinated Indebtedness, (ii) to execute and deliver to the Representatives of the Specified Senior Debt such powers of attorney, assignments, or other instruments as it may reasonably request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Indebtedness, and (iii) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Indebtedness.

                 Section 1005.  Power of Attorney.

                 (a) Each Holder of a Security by its acceptance thereof irrevocably authorizes and empowers the Representatives of the Specified Senior Debt for the benefit of the holders of the Specified Senior Debt (and its representative or representatives) to demand, sue for, collect and receive all payments and distributions under the Securities and this Indenture and give acquittance therefor and to file and enforce claims and proofs of claims or suit and take all such other actions (including, without limitation, voting the Subordinated Indebtedness (including in connection with any liquidation, reorganization or arrangement) or enforcing any security interest or other Lien securing payment of the Subordinated Indebtedness) in the name of such Holder or otherwise, as the Representatives of the Specified Senior Debt determine to be necessary or appropriate. In no event shall any Holder waive, forgive or cancel any claim such Holder may now or hereafter have against the Company or its Subsidiaries.

                 (b) In no event shall any holder of Senior Indebtedness be liable to any Holder for any failure to prove the Subordinated Indebtedness, to exercise any right with respect thereto or to collect any sums payable thereon.

                 Section 1006.  Approval of Senior Indebtedness.

                 (a) Each Holder of a Security, prior to its acceptance thereof, has been given an opportunity to review the Letter of Credit Facility, the Senior Securities, and the Collateralized Note Indenture and, by its acceptance of such Security, hereby consents to and approves of the provisions contained therein and agrees that any holder of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to such Holder, without incurring responsibility to such Holder, and without impairing or releasing the rights of the Collateral Agent or any holder of Senior Indebtedness, or any of the obligations of such Holder hereunder:

                          (i) change the amount, manner, place or terms of payment or change or extend the time of payment of or renew or alter Senior Indebtedness or amend the Letter of Credit Facility, the Senior Securities, and the Collateralized Note Indenture in any manner or enter into or amend in any manner any other agreement relating to the Senior Indebtedness;

                          (ii) sell, exchange, release or otherwise deal with any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Senior Indebtedness;

                          (iii) release anyone (including any guarantor) liable in any manner for the payment or collection of the Senior Indebtedness;

                          (iv) exercise or refrain from exercising any rights against the Company or its Subsidiaries;

                          (v)     apply any sums by whomsoever paid or
                 however realized to the Senior Indebtedness; or

                          (vi) take any other action which otherwise might be deemed to impair the rights of any Holder.

                 (b) Each Holder of a Security by its acceptance thereof agrees it will not, until all Specified Senior Debt has been indefeasibly paid in full (other than any indemnification obligation for which a claim has not been made; provided that any such event shall not release the Company from its indemnification obligation which shall survive such event), all letters of credit issued under the Letter of Credit Facility have indefeasibly expired with no claim or demand pending thereon and the commitment to issue letters of credit under the Letter of Credit Facility shall have terminated or expired, without the prior written consent of the holders of the Specified Senior Debt, accelerate the Subordinated Indebtedness, and agrees that so long as any Senior Indebtedness shall remain unpaid, any letter of credit issued under the Letter of Credit Facility shall remain outstanding or the commitment to issue letters of credit under the Letter of Credit Facility remains available, it shall neither commence nor join with any other creditor of the Company or its Subsidiaries to commence any bankruptcy, insolvency, reorganization, readjustment of debt, arrangement of debt, receivership or liquidation or other similar proceeding against the Company or its Subsidiaries or commence any action or proceeding against the Company to recover all or any part of the Subordinated Indebtedness.

                 Section 1007.  Certain Waivers.

                 The Company and each Holder of a Security by its acceptance thereof waive any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specified performance of this Article Ten in any action brought therefor by any holder of Senior Indebtedness, and to the fullest extent permitted by law, further waive: promptness, diligence, presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment and any and all other notices and demands of any kind in connection with all negotiable instruments evidencing all or any portion of the Senior Indebtedness or the Subordinated Indebtedness to which the Company or any Holder may be a party; notice of the acceptance of this Indenture; notice of any loans made, extensions granted or other actions taken in reliance hereon; all other demands and notices of every kind in connection with this Indenture, the Senior Indebtedness or the Subordinated Indebtedness; and any requirement that the Collateral Agent or the holders of Senior Indebtedness exhaust any right or take any action against the Company or any of its Subsidiaries or any other person or entity or any collateral.

                 Section 1008.  Certain Covenants.

                 The Company and each Holder of a Security by its acceptance thereof agrees that until such time as the Specified Senior Debt has been indefeasibly paid in full (other than any indemnification obligation for which a claim has not been made; provided that any such event shall not release the Company from its indemnification obligation which shall survive such event), all letters of credit issued under the Letter of Credit Facility have indefeasibly expired with no claim or demand pending thereon and the commitment to issue letters of credit under the Letter of Credit Facility shall have terminated or expired:

                 (a)      Except for demand upon acceleration pursuant to
         Section 502, such Holder shall not demand or accept from the Company or any other person any such payment or collateral nor shall such Holder release, exchange, extend the time of payment of, compromise, set off or otherwise discharge or enforce any part of the Subordinated Indebtedness or in any way amend or modify the Subordinated Indebtedness or this Indenture;

                 (b) Such Holder shall not hereafter give any subordination in respect of the Subordinated Indebtedness, convert all or any portion of the Subordinated Indebtedness to other securities of the Company or its Subsidiaries or transfer or assign any of the Subordinated Indebtedness to any person other than holders of the Specified Senior Debt; or

                 (c) Neither the Company nor such Holder otherwise shall take or permit any action prejudicial to or inconsistent with the priority of the holders of Senior Indebtedness over the Holders that is created by this Indenture.

                 Section 1009.  Reliance.

                 Each Holder of a Security by its acceptance thereof further understands that this Indenture constitutes a continuing offer to all persons who become holders of, or continue to hold Specified Senior Debt (whether such Senior Indebtedness was created or acquired before or after the date of this Indenture).

                 Section 1010.  No Waiver.

                 No course of dealing by the Collateral Agent or any holder of Senior Indebtedness, nor any failure on the part of the Collateral Agent or any holder of Senior Indebtedness to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. No holder of Senior Indebtedness shall be prejudiced in its right to enforce subordination of the Subordinated Indebtedness by any act or failure to act by the Company or anyone in custody of the assets or property of the Company or its Subsidiaries.

                 Section 1011. Validity of Subordinated Indebtedness and Senior Indebtedness.

                 (a) The provisions of this Indenture subordinating the Subordinated Indebtedness are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness and the Holders and shall not impair, as between the Company and the Holders, the obligation of the Company, which is unconditional and absolute, to pay the Subordinated Indebtedness in accordance with its terms, nor shall any such provisions, except as otherwise set forth in Article Five and
         Section 1006(b), prevent Indebtedness from exercising all remedies otherwise permitted by applicable law or under any instrument or agreement evidencing the Subordinated Indebtedness upon default thereunder, subject to the rights of the holders of the Specified Senior Debt hereunder to receive cash, property or securities or any other Distribution of Assets otherwise payable or deliverable to the Holders until the Specified Senior Debt is paid in full.

                 (b) This Article Ten shall be effective notwithstanding any defect in the validity or enforceability of any instrument or document evidencing the Senior Indebtedness.

                 Section 1012.  Successors.

                 Each of the provisions of this Article Ten shall be binding upon each Holder and its representatives, successors, heirs and assigns and shall inure to the benefit of the Collateral Agent, the holders of Senior Indebtedness and their respective successors and assigns. Without limiting the generality of the foregoing, any holder of Senior Indebtedness may assign or otherwise transfer any portion of Senior Indebtedness held by such holder to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to such transferring holder of Senior Indebtedness, herein or otherwise.

                 Section 1013.  Duties Limited.

                 The rights granted to the Collateral Agent and the holders of Senior Indebtedness under this Article Ten are solely for their protection and nothing herein contained imposes upon them any duties with respect to any property of the Company, its Subsidiaries or of any Holder heretofore or hereafter received by the Collateral Agent or the holders of Senior Indebtedness.

                 Section 1014.  Trustee to Effectuate Subordination.

                 Each Holder of a Security by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee its attorney-in-fact for any and all such purposes.

                 Section 1015.  Notice to Trustee.

                 The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company, the Collateral Agent or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

                 Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                 Section 1016. Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights.

                 The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607. The Trustee will not have any duty to the holders of Senior Indebtedness, and will not be liable to any of them, if the Trustee will pay over or distribute to Holders or the Company or any other person moneys or assets or securities to which any holder of Senior Indebtedness is entitled by virtue of this Article 10 or otherwise. The Trustee shall not be deemed to
have any fiduciary duty to any holder of Senior Indebtedness.   No implied
covenant or obligation with respect to any holder of Senior Indebtedness shall be read into this Indenture.

                 Section 1017.  Article Applicable to Paying Agents.

                 In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1016 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

                               *   *   *   *   *

                 This Indenture may be signed in counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Indenture.

 IN WITNESS WHEREOF, we have set our hands as of the day and year first above written.

                                       HUNTWAY PARTNERS, L.P.,
                                       a Delaware limited partnership

                                       By HUNTWAY MANAGING PARTNER, L.P.,
                                          its Managing General Partner

                                        By The Huntway Division of
                                           Reprise Holdings, Inc.,
                                             its Sole General Partner

                                           By:________________________________
                                              Name: __________________________
                                              Title: President


                                       IBJ SCHRODER BANK & TRUST COMPANY,
                                       as Trustee


                                       By:____________________________________
                                          Name: ______________________________
                                          Title:


The undersigned joins in the execution of this Indenture as of the day and year first above written with respect to Section 422 hereof.

                                       SUNBELT REFINING COMPANY, L.P.,
                                       a Delaware limited partnership

                                       By HUNTWAY PARTNERS, L.P.,
                                          its Sole General Partner

                                          By Huntway Managing Partner, L.P.,
                                             its Managing General Partner

                                       By The Huntway Division of
                                          Reprise Holdings, Inc.,
                                          its Sole General Partner

                                        By:___________________________________
                                           Name:
                                           Title: President

                                   EXHIBIT A


                               (FACE OF SECURITY)

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED OR QUALIFIED, AS THE CASE MAY BE, PURSUANT TO THE RELEVANT PROVISIONS OF THE FEDERAL AND STATE SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REQUIREMENTS IS APPLICABLE.

THIS SECURITY AND THE PAYMENT HEREOF ARE SUBJECT TO AND GOVERNED BY THE TERMS OF AN AMENDED AND RESTATED JUNIOR SUBORDINATED DEBENTURE INDENTURE (INCLUDING THE SUBORDINATION PROVISIONS THEREOF PURSUANT TO WHICH THIS SECURITY IS SUBORDINATE TO CERTAIN SENIOR INDEBTEDNESS DESCRIBED THEREIN), DATED AS OF __________, 1996 BY AND BETWEEN HUNTWAY PARTNERS, L.P. AND THE TRUSTEE NAMED THEREIN, AND THE PROVISIONS OF SUCH JUNIOR SUBORDINATED DEBENTURE INDENTURE ARE INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART HEREOF.

                             HUNTWAY PARTNERS, L.P.

                         JUNIOR SUBORDINATED DEBENTURES
                                    DUE 2005

No. ______                                                          $_________

                 HUNTWAY PARTNERS, L.P., a Delaware limited partnership (herein called the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to______________________________________ or registered assigns, the principal sum of ___________________
_______________________________________________________________ Dollars when and as due under the terms of this Security and the Indenture, in the manner referred to below, and to pay interest prior to default thereon from the later of January 1, 1996 or the most recent date through which interest has been paid hereon at the rate (the "Interest Rate") of 12% per annum. The Interest Rate also is subject to increase as provided in Sections 503 and 515 of the Indenture. Interest on this Security shall be paid on each December 31 (each an "Interest Payment Date"), commencing on the first such date to occur after the issuance hereof and continuing until the principal amount of and all accrued interest on this Security has been paid in full; provided, however, until payment in full of the principal amount of and all accrued interest (including Secondary Securities, as defined in the Collateralized Note Indenture, issued with respect thereto) on the Senior Securities, accrued interest on this Security shall be paid not in cash but solely through the issuance on each Interest Payment Date of Units (as defined in the Indenture) with an aggregate Current Market Value (measured as of the Unit Valuation Date immediately preceding the Interest Payment Date) equal to the accrued but unpaid interest. After the principal amount of and all accrued interest (including Secondary Securities, as defined in the Collateralized Note Indenture, issued with respect thereto) on the Senior Securities has been paid in full, interest accrued on this Security shall be due and payable in cash on each Interest Payment Date until payment in full of this Security. If the final payment in full of the principal amount of and all accrued interest (including Secondary Securities, as defined in the Collateralized Note Indenture, issued with respect thereto) on the Senior Securities does not fall on an Interest Payment Date, then interest accrued through the date of such final payment shall be paid through the issuance of Units and interest accrued after such date shall be paid in cash, with such issuance and payment to be
made on the next Interest Payment Date.   Each issuance of Units in
satisfaction of amounts of interest payable on the Securities shall be made pro rata with respect to the Outstanding Securities. To the extent lawful and enforceable, interest on Defaulted Interest and interest on the principal amount of Securities shall accrue at the applicable Interest Rate, as increased pursuant to Sections 503 and 515.

                 The principal of this Security shall be payable on December 31, 2005, unless the unpaid principal of this Security becomes due and payable at an earlier date by declaration of acceleration in accordance with the terms of the Indenture or otherwise. The Company shall not pay any principal payments with respect to this Security until the accrued interest (including Secondary Securities, as defined in the Collateralized Note Indenture, issued with respect thereto) on and the principal amount of the Senior Securities has been paid in full.

                 The interest payable on this Security on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1, June 1, September 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. After the provisions of the Indenture become subject to the requirements of the Trust Indenture Act, any such interest not so punctually paid shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Except with respect to the payment of accrued interest through the issuance of Units, payment of the principal of and interest on this Security will be made by wire transfer to a United States dollar account maintained by the Holder of this Security at a Depository Institution in the United States as reflected on the Security Register.

                 Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

Dated:  ________, 1996                 HUNTWAY PARTNERS, L.P.,
                                       a Delaware limited partnership

                                           By HUNTWAY MANAGING PARTNER, L.P.,
                                              its Managing General Partner

                                              By The Huntway Division of
                                              Reprise Holdings, Inc.,
                                              its Sole General Partner


                                              By: ____________________________
                                                  Name: ______________________
                                                  Title: _____________________


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                 This is one of the Junior Subordinated Debentures Due 2005 described in the within-mentioned Indenture.


                                           IBJ SCHRODER BANK & TRUST COMPANY,
                                           as Trustee



                                           By: _______________________________
                                               Name: _________________________
                                               Title: ________________________

DATED: _________, 1996

                               (BACK OF SECURITY)

                 This Security is one of a duly authorized issue of Securities of the Company designated as its Junior Subordinated Debentures Due 2005 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate original principal amount to $2,070,000, which may be issued under an indenture (herein called the "Indenture"), dated as of __________, 1996 between the Company and IBJ Schroder Bank & Trust Company, a New York banking corporation, trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms and conditions of the Indenture are incorporated herein by this reference, and by acceptance hereof, the Holder of this Security assents to all of the terms and conditions of the Indenture. Certain capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                 Under certain circumstances specified in the Indenture, the Securities are subject to redemption upon not less than 30 nor more than 60 days' notice by first-class mail, as a whole or in part, at a Redemption Price equal to 100% of the principal amount being redeemed, together in the case of any such redemption with accrued interest thereon to the Redemption Date, all as provided in the Indenture.

                 In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date fixed for redemption.

                 In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                 If an Event of Default shall occur and be continuing and the holders of the Senior Indebtedness have consented to the taking of such action, the principal of all the Securities may be declared, or may become, due and payable in the manner and with the effect provided in the Indenture.

                 The Indenture may not be amended prior to the indefeasible payment in full of the Senior Indebtedness. After such time, the Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Requisite Holders. The Indenture also contains provisions permitting the Requisite Holders, on behalf of the Holders of all of the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and the consequences of such defaults. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

                 No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place, and rate, and in the manner, herein prescribed.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 The Securities are issuable only in registered form without coupons. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

                 No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to and at the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

                 Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

                 The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Secretary, Huntway Partners, L.P., 25129 The Old Road, Suite 322, Newhall, California, 91381.

                 I/We assign and transfer this Security to:

                 _______________________________________________________

                 Insert assignee's soc. sec. or tax ID no.:_____________

                 ______________________________________________________

                 ______________________________________________________

                 ______________________________________________________
                 (Print or type assignee's name, address and zip code)



and irrevocably appoint_________________________________________
_______________________________________________________ agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him or her.

Dated: ______________  Signed:_____________________________

________________________________________________________________
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed by


_______________________________